REVOLVING CREDIT AGREEMENT


    This Revolving Credit Agreement (this "Loan Agreement") is entered into by and among AMERICREDIT CORP., a Texas corporation ("Company"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, URCARCO OPERATING CO., INC., a Delaware corporation, AMERICREDIT PREMIUM FINANCE, INC., a Delaware corporation, and ACF INVESTMENT CORP., a Delaware corporation, and FIRST INTERSTATE BANK OF TEXAS, N.A., BANK ONE, TEXAS, N.A., LASALLE NATIONAL BANK and THE DAIWA BANK, LTD. (collectively, the "Banks") and FIRST INTERSTATE BANK OF TEXAS, N.A., as agent for the Banks ("Agent").

                         W I T N E S S E T H:

    WHEREAS, AmeriCredit Corp. and AmeriCredit Financial Services,
  Inc. (individually, a "Borrower" and collectively, the "Borrowers") have requested Banks to provide them with a revolving credit facility for working capital and for general corporate purposes; and

    WHEREAS, Banks are willing to provide such facilities to Borrowers, upon the terms and subject to the conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                               ARTICLE I

                          DEFINITION OF TERMS

    For the purposes of this Loan Agreement, unless the context requires otherwise, the following terms shall have the respective meanings assigned to them in this Article I below:

    "Adjusted Interbank Rate" shall, with respect to each Interest
  Period, mean on any day thereof the quotient of (a) the Interbank Offered Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Requirement in effect on such day.

    "Advance":  Section 2.01.

    "Affiliate" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of any class of voting securities of the other. For this purpose, "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of another solely by reason of such Person's being a participant in a joint operating group or joint undivided ownership group.

    "Arbitration Program":  Article XI.

    "Banks" shall mean First Interstate Bank of Texas, N.A. and all other banks which are parties to this Loan Agreement or any amendment thereto.

    "Borrowers" shall mean AmeriCredit Corp., a Texas corporation, and AmeriCredit Financial Services, Inc., a Delaware corporation.

    "Borrowing Base" shall mean, as of any date of calculation, an amount equal to eighty percent (80%) of the Net Amount of Eligible Finance Contracts pledged to the Agent for the benefit of the Banks pursuant to the Security Agreement.

    "Business Day" shall mean a day upon which business is transacted by national banks in Fort Worth, Texas and New York, New York.

    "Capital Expenditures" shall mean, for any specified period, the aggregate of all gross expenditures during such period for any assets, or for improvements, replacements, substitutions or additions therefor or thereto, which are capitalized on the consolidated balance sheet of the Company, including the balance sheet amount of any capitalized lease obligations incurred during such period.

    "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

    "Capital Lease Obligation" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

    "Cash Flow" shall mean, for any period, the sum of Net Income, depreciation and amortization.

    "Commitment":  Section 2.01.

    "Consequential Loss" shall, with respect to the payment by either of Borrowers or any of Guarantors of all or any portion of the then outstanding principal amount of any Bank's Eurodollar Advance on a day other than the last day of the Interest Period related thereto, mean any loss, cost or expense actually incurred by such Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, such Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if such Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by such Bank on redepositing such principal amount.

    "Consolidated" shall mean the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

    "Controlled Group" shall mean (i) the controlled group of corporations as defined in section 1563 of the United States Internal Revenue Code of 1986, as amended, or (ii) the group of trades or business under common control as defined in section 414(c) of the United States Internal Revenue Code of 1986, as amended, of which Company is part or may become a part.

    "Dealer" shall mean a retail vendor of motor vehicles from which AmeriCredit Financial Services, Inc. acquires Finance Contracts which is not an Affiliate of either of Borrowers.

    "Delinquent Loans" shall mean Indirect Loans having an installment payment or final payment which is more than 60 days past due (without regard to any grace period) on a contractual basis prior to any repossession of the related vehicle.

    "Direct Loan" shall mean any finance contract originated by URCARCO Operating Co., Inc., in connection with the sale of a motor vehicle by URCARCO Operating Co., Inc. or its predecessors.

    "Dividends", in respect of any corporation, shall mean:

  (1) Cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class; and

  (2) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

    "Dollars" and the sign "$" shall mean lawful currency of the United States of America.

    "Domestic Finance Contract" shall mean a Finance Contract that is denominated and payable only in Dollars.

    "Eligible Finance Contract" shall mean a Finance Contract,

  (i)    that is secured by an Eligible Vehicle,

  (ii) that represents a Domestic Finance Contract to an Obligor (other than an Affiliate of Borrower),

  (iii) that was originated by a Dealer other than a Dealer that is an Affiliate of Borrower, unless otherwise consented to in writing by the Agent (which consent shall not be unreasonably withheld),

  (iv) that is not delinquent (without regard to any stated grace period) more than 30 days on a contractual basis prior to any repossession of the related Eligible Vehicle,

  (v) that has not been rewritten in any respect, unless the Finance Contract constitutes an Eligible Modified Finance Contract,

  (vi) in respect of which the related motor vehicle has not been repossessed,

  (vii)  that is not a Stayed Loan,

  (viii) that, as set forth in a written opinion, in form and substance, and from legal counsel, reasonably satisfactory to the Agent, constitutes chattel paper in which a security interest may be perfected under the UCC of the applicable jurisdiction by filing financing statements and making a notation of the security interests on the chattel paper and without taking possession of either the agreements evidencing such Finance Contract or related certificates of title.

  (ix) that is not subject to a security interest in favor of a Person other than the Agent on behalf of the Banks and that is not subject to a securitization; and

  (x) in respect of which the representations and warranties set forth in the Security Agreement are true.


    "Eligible Modified Finance Contract"  shall mean a Finance
  Contract that has been modified in any way which affects the contractual timing or amount of any installment payment due under such Finance Contract and which satisfies each of the following conditions: (1) no installment payment was more than 60 days past due at the time of any modification, (2) no modification extended the original maturity date by more than 90 days, (3) no modification caused a permanent reduction in any monthly installment payment by more than five percent (5%), (4) the modification did not permit the deferral of more than two (2) installment payments, (5) not more than one (1) modification of the Finance Contract has occurred during any 12 month period, and (6) is otherwise an Eligible Finance Contract.

    "Eligible Vehicle" shall mean a new or used motor vehicle that
  (i) to the best of either Borrower's knowledge is not acquired for use in a commercial enterprise or as part of a fleet, and (ii) in respect of which either of Borrowers (a) has, within forty five (45) days following the date of a Finance Contract, properly filed an application seeking to obtain legal title or a first priority lien under the applicable provisions of the motor vehicle or other similar law of the applicable jurisdiction and (b) has or obtains, within one hundred fifty (150) days following the date of a Finance Contract, legal title or a first priority lien under applicable provisions of the motor vehicle or other similar law of the applicable jurisdiction.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

    "Environmental Claim" shall mean any written notice by any Person alleging potential liability or responsibility for (a) any removal or remedial action, including, without limitation, any clean-up, removal or treatment of any Hazardous Material or any action to prevent or minimize the release or movement of any Hazardous Materials through or in the air, soil, surface water, ground water or other property, (b) damage to the environment, or costs with respect thereto, or (c) personal injury (including sickness, disease or death), resulting from or based upon (i) the presence, release or movement (including sudden or nonsudden, accidental or nonaccidental, leaks or spills) of any Hazardous Material at, in or from the environment or any property, whether or not owned by the Company, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any permit issued to Company or any of its Subsidiaries pursuant to any Environmental Law.

    "Environmental Laws" shall mean the Comprehensive Environmental
  Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Recourse Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Sec. 651 et seq.), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present and future state or local laws, and similar laws of jurisdictions other than the United States, to which Company or any of its Subsidiaries or any of its or their properties are subject.

    "Eurodollar Advance" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the Adjusted Interbank Rate for a particular Interest Period.

    "Eurodollar Borrowing" shall mean any Borrowing composed of Eurodollar Advances.

    "Eurodollar Business Day" shall mean a Business Day on which dealings in Dollars are carried out in the London Interbank market.

    "Eurodollar Reserve Requirement" shall, on any day, mean that percentage (expressed as a decimal fraction rounded up to the nearest 1/100th) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Agent of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

    "Event of Default" shall have the meaning assigned to it in
  Article X hereof.

    "FDIC" shall mean the Federal Deposit Insurance Corporation (or any successor thereby).

    "Finance Contract" shall mean a motor vehicle installment sales contract assigned to AmeriCredit Financial Services, Inc. that is secured by title to, security interests in, or liens on a motor vehicle under applicable provisions of the motor vehicle or other similar law of the jurisdiction in which the motor vehicle is titled and registered by the purchaser at the time the contract is originated.

    "Fixed Charge Coverage Ratio" shall mean Net Income before interest, taxes, depreciation and amortization plus rental expense under operating leases divided by the sum of interest expense and rental expense under operating leases.

    "Floating Prime Advance" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the Floating Prime Rate.

    "Floating Prime Borrowing" shall mean any Borrowing composed of Floating Prime Advances.

    "Floating Prime Rate" shall mean the rate of interest per annum quoted by First Interstate Bank of Texas, N.A., from time to time as its prime commercial rate of interest (it being understood that Banks may from time to time extend credit to other borrowers at rates of interest varying from, and having no relationship to, such prime commercial rate).

    "Generally Accepted Accounting Principles" or "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants pursuant to its Statement on Auditing Standards No. 69 and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and cash flows of Company on a consolidated basis, except that any accounting principle or practice required to be changed by the

  American Institute of Certified Public Accountants in order to continue as a generally accepted accounting principle or practice may so be changed.

    "Guarantor" shall mean any of the Guarantors.

    "Guarantors" shall mean URCARCO Operating Co., Inc., a Delaware corporation, AmeriCredit Premium Finance, Inc., a Delaware corporation, and ACF Investment Corp., a Delaware corporation, and any other corporation which executes a Guaranty Agreement after the date of this Loan Agreement.

    "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements:

  (1) to purchase such Indebtedness or any property constituting security therefore;

  (2) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

  (3) to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or

  (4) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not include the endorsement by Company or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

    "Guaranty Agreement" shall mean the guaranty agreement executed by the Guarantors, in the form of Exhibit B hereto, as the same may be amended or supplemented from time to time.

    "Hazardous Materials" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

    "Indebtedness" shall mean, with respect to any person, all indebtedness, obligations and liabilities of such Person, including without limitation:

  (1) all "liabilities" which would be reflected on a balance sheet of such Person, prepared in accordance with Generally Accepted Accounting Principles;

  (2)    all obligations of such Person in respect of any Capital
           Lease; and

  (3) all obligations of such Person in respect of any Guaranty.

    "Indirect Loan" shall mean any Finance Contract or promissory note received for or in connection with the financing of the sale of a motor vehicle by a third party Dealer.

    "Interbank Offered Rate" shall mean, with respect to each Interest Period, that rate of interest determined by Agent on the basis of the offered rates for deposits in Dollars commencing on the first day of such Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time two (2) Eurodollar Business Days preceding the first day of such Interest Period, such deposits being for a period of time equal to or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates. If at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect to the applicable Interest Period will be the arithmetic mean of such offered rates. If fewer than two (2) offered rates appear, the rate in respect of such Interest Period will be determined on the basis of the rates at which deposits in Dollars are offered by Agent (at approximately 11:00 a.m. London time, on the day that is two (2) Eurodollar Business Days prior to the first day of such Interest Period) to first-class banks in the London Interbank eurodollar market for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates.

    "Interest Period" shall mean, with respect to a Eurodollar
  Advance, a period commencing:

  (i) on the borrowing date of such Eurodollar Advance made pursuant to Section 2.02 of this Loan Agreement; or

  (ii)   on the Conversion Date pertaining to such Eurodollar
           Advance, if such Eurodollar Advance is made pursuant to a conversion as described in Section 2.02(c) hereof; or

  (iii) on the date of borrowing specified in the Request for Borrowing in the case of a rollover to a successive
           Interest Period,

  and ending one (1), two (2) or three (3) months thereafter (in the case of a Eurodollar Advance), as Company shall elect in accordance with
  Section 2.02(c) of this Loan Agreement; provided, that:

  (A) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

  (B) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (A) above, end on the last Eurodollar Business Day of a calendar month; and

  (C) if the Interest Period for any Eurodollar Advance would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date.

    "Investment" shall mean any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

    "Law" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

    "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

    "Loan Documents" shall mean this Loan Agreement, the Notes,
  (including any renewals, extensions and refundings thereof), the Security Agreement, the Guaranty, and any agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

    "Loan Loss Reserve" shall mean the allowance for losses relating to Indirect Loans as shown on the Consolidated financial statements of the Company prepared in accordance with Generally Accepted Accounting Principles.

    "Majority Banks" shall mean, at any time, Banks holding Notes representing at least sixty-six and 2/3 percent of the aggregate unpaid principal amount of the aggregate Revolving Credit Loans or if no Revolving Credit Loans are at the time outstanding, Banks having at least sixty-six and 2/3 percent of the Total Commitment.

    "Material Adverse Effect" shall mean any act, circumstance, or event that (i) could have any adverse effect whatsoever upon the validity or enforceability of the Loan Documents, (ii) causes or, with notice or lapse of time, or both, could cause an Event of Default under this Loan Agreement, (iii) is or reasonably could be expected to be material and adverse to the financial condition or business operations of the Company and its Subsidiaries on a Consolidated basis, or (iv) could reasonably be expected to impair the ability of either of Borrowers to perform their respective obligations under the Loan Documents in any material respect.

    "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. Banks hereby notify Borrowers that, and disclose to Borrowers that, for purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04, as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Banks reserve the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Borrowers; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Loan Agreement and the Notes shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Loan Agreement and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

    "Net Amount" shall mean with respect to Finance Contracts, as of any date, the outstanding face amount thereof as of such date, minus (without duplication) to the extent included in the face amount thereof, unearned interest or finance charges with respect to future periods (or reserves with respect to unearned interest or finance charges).

    "Net Credit Losses" shall mean, for any period, the actual aggregate amount of principal of Indirect Loans charged off prior to the application of the dealer discount or reserves during such period less the aggregate amount of Recoveries on Indirect Loans during such period.

    "Net Income" or "Net Loss" shall mean, with respect to any period, the consolidated net earnings or net loss, as the case may be, of Company and its Subsidiaries for such period as determined in accordance with GAAP.

    "Net Indirect Loans" shall mean the aggregate amount of all Indirect Loans less the amount of unearned finance charges.

    "Net Worth" shall mean, as of any date, the total shareholders' equity (including capital stock both common and preferred, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Company prepared as of such date in accordance with Generally Accepted Accounting Principles.

    "Notes" shall mean the promissory notes executed by Borrowers and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions or modifications thereof. "Note" shall mean any of the Notes.

    "Obligations" shall mean all present and future indebtedness, obligations, and liabilities of Borrowers to Banks or any of Banks, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrowers evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

    "Obligor" shall mean any one or more individuals (other than a Dealer) who are liable in whole or in part on a Finance Contract (determined without regard to limitations, if any, on recourse).

    "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, President, one of its Executive Vice Presidents, its Chief Financial Officer, one of its Vice Presidents, or its Controller.

    "Past Due Rate" shall mean the lesser of (a) the Prime Rate in effect from day-to-day, plus five percent (5.0%), or (b) the Maximum Rate.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

    "Permitted Liens" shall mean: (i) Liens on equipment and fixed assets, including purchase money Liens, relating to or securing obligations in an aggregate amount not to exceed one million dollars ($1,000,000); (ii) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation), unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due unless the same are being contested in good faith and for which adequate reserves have been provided; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money unless such Liens are otherwise Permitted Liens), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; and (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by Company or any of its Subsidiaries in connection with existing or proposed structures or land use.

    "Percentage" shall mean, with respect to any Bank, such Bank's proportionate share of the Total Commitment, as set forth in Section 2.01 opposite its name under the heading "Commitment Percentage."

    "Person" shall mean and include an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization or government or any department, agency or political subdivision thereof.

    "Plan" shall mean an employee benefit plan or other plan maintained by Company for employees of Company and any of its Subsidiaries and/or covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

    "Recoveries" shall mean amounts realized on the sale of collateral, rebates on ancillary products and collections on charged-off deficiencies and proceeds of insurance claims related to the collateral less direct costs of repossession.

    "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

    "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

    "Regulatory Defect" shall mean (i) any failure of either of Borrowers or any of the Guarantors to comply with any of the rules, regulations and other requirements as contemplated in Section 7.11 hereof which would have a Material Adverse Effect, and/or (ii) any unfavorable examination report shall be received by Borrowers or any of the Guarantors from any regulatory or similar Tribunal regarding any of the businesses or activities in which the Borrowers and Guarantors are engaged, if such report would have a Material Adverse Effect.

    "Revolving Credit Loans" shall have the meaning assigned to it in Section 2.01 hereof.

    "Security Agreement" shall mean the Security Agreement, dated as of September 21, 1994, as amended as of the date hereof delivered by AmeriCredit Financial Services, Inc. to the Agent for the benefit of the Banks, granting the security interests in certain of the properties and assets of AmeriCredit Financial Services, Inc. described therein, as amended or supplemented from time to time.

    "Stayed Loan" shall mean a Finance Contract:

         (i) as to which an Obligor obligated on such Finance Contract (any such Obligor, together with its Subsidiaries, herein, collectively, the "Applicable Obligor"), shall file a petition or seek relief under or take advantage of any insolvency law;
      make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of itself or of the whole or substantially all of its property; file or consent to a petition under any chapter of the United States Bankruptcy Code, as amended (11 U.S.C. Sec. 101 et seq.), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof or any foreign country; or

         (ii) as to which a court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of the Applicable Obligor or of the whole or substantially all of its property, or enter an order for relief against the Applicable
      Obligor in any case commenced under any chapter of the United
      States Bankruptcy Code, as amended, or grant relief under any similar law or statute of the United States of America, any state thereof of any foreign country; or as to which, under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession of the Applicable Obligor or of the whole or substantially all of its property; or as to which there is commenced against the Applicable Obligor any proceeding for any of the foregoing relief or as to which a petition is filed against the Applicable Obligor under any chapter of the United
      States Bankruptcy Code, as amended, or under any other similar law or statute of the United States of America or any state thereof or any foreign country and such proceeding or petition remains undismissed for a period of 60 days; or as to which the applicable Obligor by any act indicates its consent to, approval of or acquiescence in any such proceeding or petition;

      provided, however, that a Finance Contract shall cease to be a Stayed Loan at such time as so long as (A) all principal, interest and other amounts theretofore due and payable according to the terms of such Finance Contract (as such terms have been approved, adjusted and/or confirmed pursuant to court order or otherwise in any proceeding referred to in clause (i) or (ii) of this definition) have been irrevocably paid to or collected or received by Borrower and all such amounts thereafter due and payable shall be paid to or collected or received by the Borrower when due (or within any stated grace period) and (B) such Finance Contract shall be secured to the same extent as before such Finance Contract first became a Stayed Loan and no dispute regarding the existence, validity or priority of such security shall be pending in any court or asserted in any pending appeal.

    "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than fifty percent (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which themselves have more than fifty percent (by number of votes) of their Voting Stock owned by such parent corporation. As used herein, the term "Subsidiary" shall also mean any "Subsidiary" of the Company.

    "Taxes" shall mean all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any Laws or Tribunal.

    "Termination Date" shall mean November 2, 1995.

    "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, board or bureau or instrumentality.

    "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction. References to terms defined in the UCC shall mean such terms in the UCC as in effect in such jurisdiction.

    "Voting Stock" shall mean, with respect to any Subsidiary, any shares of any class of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

    Other Definitional Provisions.

     (a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Notes or any Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

    (b) Defined terms used herein in the singular shall import the plural and vice versa.

    (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

    (d) All financial and other accounting terms not otherwise defined herein shall be defined and calculated in accordance with Generally Accepted Accounting Principles consistently applied.

                              ARTICLE II
                        REVOLVING CREDIT LOANS

    2.01. Revolving Credit Commitment.

         (a) Revolving Loan Commitments. Subject to the terms and conditions of this Loan Agreement and the Borrowing Base Limitation in
  Section 2.01(b), each Bank severally agrees to extend to Borrowers, from the date hereof through the Termination Date (the "Revolving Credit

  Period"), a revolving line of credit which shall not exceed at any one time outstanding the amount set forth opposite its name below (for each Bank, such amount is hereinafter referred to as its "Commitment"):

                                               Commitment
                                               Percentage
           Banks              Commitment       (Rounded)
  ----------------------      -----------      ----------

  First Interstate Bank
    of Texas, N.A.            $30,000,000       40.0%
  Bank One, Texas, N.A.        20,000,000       26 2/3%
  LaSalle National Bank        15,000,000       20.0%
  The Daiwa Bank, Ltd.         10,000,000       13 1/3%
                               ----------       ------
                              $75,000,000       100%
                               ==========       ===

  No Bank shall be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of all indebtedness and obligations of Borrowers to such Bank hereunder exceeds such Bank's Commitment.

    Within the limits of this Section 2.01, during the Revolving
  Credit Period, Borrowers may borrow, prepay pursuant to Section 3.03 hereof and reborrow under this Section 2.01; provided, however, the total number of unpaid Eurodollar Borrowings shall not exceed five (5) at any time. Each Borrowing pursuant to this Section 2.01 and Section 2.02 shall be funded ratably by Banks in proportion to their respective Percentages. Each advance made by a Bank under Section 2.01 and Section
  2.02 is herein called an "Advance"; all Advances made by a Bank hereunder are herein collectively called a "Revolving Credit Loan"; the aggregate unpaid principal balance of all Advances made by Banks hereunder are herein collectively called the "Revolving Credit Loans"; and the combined Advances made by Banks on any given day are herein collectively called a "Borrowing". The "Total Commitment" shall be seventy five million dollars ($75,000,000).

    (b) Borrowing Base Limitation. The maximum aggregate amount outstanding at any time under the Revolving Credit Loans shall not exceed the Borrowing Base then in effect.

    (c) Borrowing Base Deficiency. If the aggregate unpaid principal balance of the Revolving Credit Loans shall at any time exceed the Borrowing Base then in effect, Borrowers shall pay to Agent within one (1) Business Day of the date of the earlier of the most recent Borrowing Base Certificate or the date of notification to Borrowers by Agent of the amount of the Borrowing Base an amount equal to such excess so that the aggregate unpaid principal balance of the Revolving Credit Loans (after giving effect to such payment) is not in excess of the Borrowing Base then in effect.

    (d) Loan Origination Fee. At the time of execution of this Agreement, Borrowers shall pay to Agent for the account of Agent a loan origination fee in the aggregate amount of fifty thousand dollars ($50,000). In addition, at the time of execution of this Agreement, Borrowers shall pay to each Bank other than Agent a loan origination fee in an amount equal to one quarter percent (.25%) of the Commitment of each such Bank.

    (e) Facility Fee.  In addition to the payments provided for in
  Article IV hereof, Borrowers shall pay to Agent, for the account of each Bank, on the first day of each fiscal quarter of Company beginning October 1, 1994, a revolving credit loan commitment fee at the rate of three eighths percent (.375%) per annum (calculated on the basis of a year consisting of 360 days) on the average daily amount of such Bank's Commitment which was unused during the immediately preceding fiscal quarter of Company. Borrowers and Banks acknowledge and agree that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Banks for committing to make funds available to Borrowers as described herein and for no other purpose.

    2.02. Manner of Borrowing.

    (a) Request for Borrowing. Each request by Company to Agent for a Borrowing under Section 2.01 hereof (a "Request for Borrowing") shall be in writing or by telephonic notice and specify the aggregate amount of such requested Borrowing, the requested date of such Borrowing, and, when the Request for Borrowing specifies a Eurodollar Borrowing, the Interest Period which shall be applicable thereto; provided, however, that the aggregate number of unpaid Eurodollar Borrowings shall not exceed five
  (5) at any time. Company shall furnish to Agent the Request for Borrowing by at least 11:00 a.m. (Fort Worth time) three (3) Eurodollar Business Days prior to the requested Eurodollar Borrowing date (which must be a Eurodollar Business Day) and by at least 11:00 a.m. (Fort Worth time) on the requested borrowing date (which must be a Business Day) for a Floating Prime Advance. Any written Request for Borrowing shall:
  (i) in the case of a Floating Prime Borrowing, be in the form attached hereto as Exhibit "C," and (ii) in the case of a Eurodollar Borrowing, be in the form attached hereto as Exhibit "D." If such Request for Borrowing is by telephonic notice, said telephonic notice shall be confirmed in writing within two (2) Business Days of such telephonic notice pursuant to a Confirmation of Request For Borrowing
  (i) substantially in the form attached hereto as Exhibit "E" in the case of a Floating Prime Borrowing and (ii) substantially in the form attached hereto as Exhibit "F" in the case of a Eurodollar Borrowing. Each Floating Prime Borrowing shall be in an aggregate principal amount of one hundred thousand dollars ($100,000.00) or any integral multiple of one hundred thousand dollars ($100,000.00). Each Eurodollar Borrowing shall be in an amount of at least one million dollars ($1,000,000.00) or any higher integral multiple of $1,000,000.00.

    Prior to making a Request for Borrowing, Company may (without specifying whether the anticipated Borrowing shall be a Floating Prime Borrowing or Eurodollar Borrowing) request that Agent provide Company with the most recent InterBank Offered Rate available to Agent. Agent shall endeavor to provide such quoted rates to Company on the date of such request.

    Each Request for Borrowing shall be irrevocable and binding on Company and, in respect of the Borrowing specified in such Request for Borrowing, Company shall indemnify each Bank against any cost, loss or expense incurred by such Bank as a result of any failure to fulfill, on or before the date specified for such Borrowing, the conditions to such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund the Advance to be made by Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

    After receiving a Request for Borrowing in the manner provided herein, Agent shall promptly notify each Bank by telephone (confirmed immediately by telex or cable), telex or cable of the amount of the Borrowing and such Bank's pro rata share of such Borrowing, the date on which the Borrowing is to be made, the interest option selected and, if applicable, the Interest Period selected.

    (b) Funding. Each Bank shall, before 1:00 P.M. (Fort Worth time) on the date of such Borrowing specified in the notice received from Agent pursuant to Section 2.02(a), deposit such Bank's ratable portion of such Borrowing in immediately available funds to Agent's account. Upon fulfillment of all applicable conditions set forth herein and after receipt by Agent of such funds, Agent shall pay or deliver such proceeds to or upon the order of Company at the principal office of Agent in immediately available funds. The failure of any Bank to make any Advance required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance hereunder. If any Bank shall fail to provide its ratable portion of such funds and if all conditions to such Borrowing shall have been satisfied, the Agent will make available such funds as shall have been received by it from the other Banks, in accordance with this Section 2.02(b). Neither Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder. In the event of any failure by a Bank to make an Advance required hereunder, the other Banks may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Bank's Note. Upon the failure of a Bank to make an Advance required to be made by it hereunder, the Agent shall use good faith efforts to obtain one or more banks, acceptable to Borrowers and Agent, to replace such Bank, but neither the Agent nor any other Bank shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Bank.

    Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to or on behalf of Borrowers on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Agent, such Bank severally agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or on behalf of Company until the date such amount is repaid to the Agent at the rate per annum equal to the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement. As used herein, the phrase "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by Agent.

    (c) Selection of Interest Option.  Upon making a Request for
  Borrowing under Section 2.02(a) hereof, Company shall advise Agent as to whether the Borrowing shall be (i) a Eurodollar Borrowing, in which case Company shall specify the applicable Interest Period therefor, or (ii) a

  Floating Prime Borrowing. At least three (3) Eurodollar Business Days prior to the termination of each Interest Period with respect to a Eurodollar Borrowing (whether such termination occurs before or after the Termination Date) Company shall give Agent written notice (the "Rollover Notice") of the interest option which shall be applicable to such Borrowing upon the expiration of such Interest Period. If Company shall specify that such Borrowing shall be a Eurodollar Borrowing, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Company with respect to such Borrowing. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Agent. If the required Rollover Notice shall not have been timely received by Agent prior to the expiration of the then relevant Interest Period, then Company shall be deemed to have elected to have such Borrowing be a Floating Prime Borrowing. With respect to any Floating Prime Borrowing, Company shall have the right, on any Eurodollar Business Day (a "Conversion Date") to convert such Floating Prime Borrowing to a Eurodollar Borrowing by giving Agent a Rollover Notice of such selection at least three (3) Eurodollar Business Days prior to such Conversion Date.

    Notwithstanding anything to the contrary contained herein, Company shall have no right to request a Eurodollar Borrowing if the interest rate applicable thereto under Section 2.03 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Borrowing.

    2.03.  Interest Rate.  The unpaid principal of each Floating
  Prime Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day, be equal to the lesser of:
  (a) the Floating Prime Rate in effect from day to day plus one half percent (0.5%) or (b) the Maximum Rate. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus two and one quarter percent (2.25%) or (b) the Maximum Rate. All past due principal of, and to the extent permitted by applicable law, interest on the Notes shall bear interest at the Past Due Rate. Notwithstanding the foregoing, the unpaid principal balance of the Notes shall bear interest as provided in Section 3.04(b) hereof, upon the occurrence of the circumstances described in such section.

                              ARTICLE III
                   NOTES AND INTEREST RATE PAYMENTS

    3.01.  Promissory Notes.  The Advances under Section 2.02(a) and
  Section 2.02(b) hereof by a Bank shall be evidenced by a promissory note (each a "Note" and collectively, the "Notes") of Borrowers, which Note shall (i) be dated the date hereof, (ii) be in the amount of such Bank's Commitment, (iii) be payable to the order of such Bank at the office of Agent, (iv) bear interest in accordance with Section 2.03 hereof, and
  (v) be in the form of Exhibit "A" attached hereto with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of any Bank's Note as stated on the face thereof, the amount of principal actually owing on such Note at any given time shall be in the aggregate of all Advances theretofore made to Borrowers hereunder, less all payments of principal theretofore actually received hereunder by Bank. Each Bank is authorized, but is not required, to endorse on the schedule attached to its Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Company hereunder.

    3.02. Principal Payments on Revolving Credit Loans. The unpaid principal amount of each Note, and all accrued but unpaid interest thereon, shall be due and payable on the Termination Date.

    3.03.  Prepayments.

    (a) Optional Prepayments. Borrowers may, without premium or penalty, prepay the principal of the Notes then outstanding, in whole or in part, at any time or from time to time; provided, however, that (i) each prepayment of less than the full outstanding principal balance of the Note shall be in an amount equal to one hundred thousand dollars ($100,000.00) or an integral multiple thereof, and (ii) if Borrowers shall prepay the principal of any Eurodollar Advance on any date other than the last day of the Interest Period applicable thereto, Borrowers shall make the payments required by Section 4.05 hereof.

    (b) General Prepayment Provisions. Any prepayment of a Note hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and (ii) applied first to accrued interest and then to principal.

    3.04  Payment of Interest on the Notes.

    (a) Revolving Credit Period.  During the Revolving Credit
  Period, the interest on the unpaid principal amount of each Floating Prime Advance shall be payable monthly as it accrues on the first Business Day of each month commencing October 1, 1994, and on the Termination Date. Interest on the unpaid principal amount of each Eurodollar Advance shall be payable on the last day of such Interest Period. Should any installment of interest become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

    (b) Recapture Rate. If, on any interest payment date, Agent does not receive interest (for the account of any Bank) on such Bank's Note computed (as if no Maximum Rate limitations were applicable) at the applicable contract rate described herein, because the applicable contract rate exceeds or has exceeded the Maximum Rate, then Borrowers shall, upon the written demand of Agent or such Bank, pay to such Bank, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; provided, however, that in no event shall Borrowers be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" shall mean, on any date, with respect to the Note of any Bank, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of such Note (had the applicable contract rate(s) described herein at all times been in effect, without limitation by the Maximum Rate) exceeds (b) the aggregate amount of interest actually paid to such Bank on such Note on or prior to such date.

    3.05. Calculation of Interest Rates. Interest on the unpaid principal of each Eurodollar Advance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days. Interest on the unpaid principal of each Floating Prime Advance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

    3.06. Manner and Application of Payments. All payments of principal of, and interest on, any Note shall be made by Borrowers to Agent before 11:00 a.m. (Fort Worth time), in Federal or other immediately available funds at Agent's principal banking office in Fort

  Worth. Should the principal of, or any installment of the principal or interest on, any Note, become due and payable on a day other than a Business Day or a Eurodollar Business Day, as the case may be, the maturity thereof shall be extended to the next succeeding Business Day or Eurodollar Business Day, as the case may be. Each payment received by the Agent hereunder for the account of a Bank shall be promptly distributed by Agent to such Bank. All payments made on any Note shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against the amount of interest accrued and unpaid on the Note as of the date of such payment; (ii) second, against all principal (if any) due and owing on the Note; (iii) third, as a prepayment of outstanding Floating Prime Advances under the Note; and
  (iv) fourth, as a prepayment of outstanding Eurodollar Advances under the Note. Subject to the foregoing, payments and prepayments of principal of the Notes shall be applied to such outstanding Floating Prime Advances and Eurodollar Advances under the Notes as Borrowers shall select; provided, however, that Borrowers shall select Floating Prime Advances and Eurodollar Advances to be repaid in a manner designated to minimize the Consequential Loss, if any, resulting from such payments; and provided further that, if Borrowers shall fail to select the Floating Prime Advances and Eurodollar Advances to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then Agent shall apply the payment first to Floating Prime Advances and then to Eurodollar Advances.

    3.07. Pro Rata Treatment. Each payment received by Agent hereunder for account of Banks or any of them on the Notes shall be distributed to each Bank entitled to share in such payment, pro rata in proportion to the then unpaid principal balance of the Note of each Bank. Unless Agent shall have received notice from Borrowers prior to the date on which any payment is due to Banks hereunder that Borrowers will not make such payment in full, Agent may assume that Company has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrowers shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the rate applicable to such portion of the Revolving Credit Loan on its due date.

    3.08. Lending Office. Each Bank may (a) designate its principal office or a foreign branch, subsidiary or affiliate of such Bank as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Advance, (b) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Floating Prime Advance and (c) change its lending offices from time to time by notice to Agent and Borrowers; provided, however, no Bank shall designate a foreign branch without the consent of Borrowers if such designation would subject interest payments hereunder to withholding for Taxes. In such event, such Bank shall continue to hold the Note evidencing its loans for the benefit and account of such foreign branch, subsidiary or affiliate. Each Bank shall be entitled to fund all or any portion of its Revolving Credit Loan in any manner that it deems appropriate, but for the purposes of this Agreement such Bank shall, regardless of such Bank's actual means of funding, be deemed to have funded its Loan in accordance with the interest option from time to time selected by Company for such Borrowing.

    3.09.  Taxes.

    (a) Any and all payments by Borrowers hereunder or under the Notes shall be made, in accordance with Section 3.07, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Bank and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and, in the case of each Bank Taxes imposed on its income and franchise taxes imposed on it by the jurisdiction of such Bank's lending office or any political subdivision thereof. If Borrowers shall be required by law to deduct any Taxes (i.e., Taxes for which either Borrower is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under any Note to any Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.09) such Bank or Agent receives an amount equal to the sum it would have received had no such deductions been made,
  (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

    (c) Borrowers will indemnify each Bank and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
  Section 3.09) paid by such Bank or Agent (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty
  (30) days from the date such Bank or Agent makes written demand therefor.

    (d) Within thirty (30) days after the date of any payment of Taxes, Borrowers will furnish to Agent, at its address referred to in
  Section 13.02, the original or a certified copy of a receipt evidencing payment thereof.

    (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Borrowers contained in this Section 3.09 shall survive the payment in full of the Obligation.

    (f) Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loans, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not have a material adverse effect upon it.

    3.10. Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances make by all Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the
  purchasing Bank the purchase price to the extent of such   recovery
  together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment, to
  (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount recovered. Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this
  Section 3.10 may, to the fullest extent permitted by law exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Borrowers in the amount of such participation.

                              ARTICLE IV

                SPECIAL PROVISIONS FOR EURODOLLAR LOANS

    4.01. Inadequacy of Eurodollar Loan Pricing. If with respect to an Interest Period for any Eurodollar Borrowing:


  (i) Agent determines that, by reason of circumstances affecting the Interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to Banks in the Interbank Eurodollar market for such Interest Period, or

  (ii) Majority Banks advise Agent that the Interbank Offered Rate as determined by Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding the Eurodollar Borrowing for such Interest Period, then Agent shall forthwith give notice thereof to Company, whereupon, until Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Banks to make Eurodollar Advances shall be suspended and (b) Borrowers shall either (i) repay in full the then outstanding principal amount of the Eurodollar Advances, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Advances, or
  (ii) convert such Eurodollar Advances to Floating Prime Advances in accordance with Section 2.02(c) of this Loan Agreement on the last day of the then current Interest Period applicable to each such Eurodollar Advance.

    4.02. Illegality. If, after the date of this Loan Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its Eurodollar Advances, and such Bank shall so notify Agent, Agent shall forthwith give notice thereof to Banks and Borrowers. Before giving any notice pursuant to this Subsection, such Bank shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be materially disadvantageous to such Bank (as determined in good faith by such Bank). Upon receipt of such notice, Borrowers shall either (i) repay in full the then outstanding principal amount of the Eurodollar Advance of such Bank, together with accrued interest thereon, or (ii) convert such Eurodollar Advance to a Floating

  Prime Advance, in either case on (a) the last day of the then current Interest Period applicable to such Eurodollar Advance if such Bank may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Advance to such day.

    4.03. Increased Costs for Eurodollar Loans. If any Tribunal, central bank or other comparable authority, shall at any time after the date of this Agreement impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement of such Bank), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, or shall impose on any Bank (or its Eurodollar lending office) or the Interbank eurodollar market any other condition affecting its Eurodollar Advances, the Notes, or its obligation to make Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining its Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or the Note by an amount reasonably deemed by such Bank to be material; then, within five (5) days after demand by such Bank (with a copy to Agent), Company shall pay to Agent, for the account of such Bank, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrowers and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If any Bank demands compensation under this Section, then Company may at any time, upon at least five (5) Business Days' prior notice to such Bank through Agent, either (i) repay in full the then outstanding Eurodollar Advances of such Bank, together with accrued interest thereon to the date of prepayment or (ii) convert such Eurodollar Advances to Floating Prime Advances in accordance with the provisions of this Loan Agreement; provided, however, that Borrowers shall be liable for any Consequential Loss arising pursuant to such actions. Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loans, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not have a material adverse effect upon it.

    4.04. Effect on Interest Options. If notice has been given pursuant to Section 4.02 or Section 4.03 requiring the Eurodollar Advances of any Bank to be repaid or converted, then unless and until such Bank notifies Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances shall be Floating Prime Advances. If such Bank notifies Borrowers that the circumstances giving rise to such repayment no longer apply, Borrowers may thereafter select Advances to be Eurodollar Advances in accordance with Section 2.02(c) of this Loan Agreement.

    4.05. Payments Not At End of Interest Period. If Borrowers make any payment of principal with respect to any Eurodollar Borrowing on any day other than the last day of an Interest Period applicable to such Eurodollar Borrowing, then Borrowers shall reimburse each Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A certificate of each Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Borrowers through Agent and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a Eurodollar Borrowing to a Floating Prime Borrowing on any day other than the last day of the Interest Period for such Eurodollar Borrowing shall be deemed a payment for purposes of this Section.

                               ARTICLE V

                               SECURITY

   5.01 Liens and Security Interests.  The Obligations and the
  Revolving Credit Notes shall be secured by a first security interest in all Finance Contracts evidencing Indirect Loans except Finance Contracts subject to a securitization which has been approved by Majority Banks.

   5.02 Guaranty Documents. To secure the performance of Borrowers of the payment of the Revolving Credit Notes, each of the Guarantors shall execute and deliver to Agent the Guaranty Agreements.

                              ARTICLE VI

                         CONDITIONS PRECEDENT

    6.01. Initial Advances. The obligation of each Bank to make the Revolving Credit Loan herein provided for and the initial Advances thereunder is subject to the condition precedent that, on or before the date of such Advance, Agent shall have received for each Bank the following, each dated the date of such Advance, in form and substance satisfactory to Agent and such Bank:

    (a) Promissory Note. A duly executed promissory note, drawn to the order of each Bank, in the form of Exhibit A attached hereto with appropriate insertions.

    (b) Security Agreement.  Security agreement executed by
  AmeriCredit Financial Services, Inc. covering all now existing and hereafter arising Finance Contracts evidencing Indirect Loans except Finance Contracts subject to a securitization which has been approved by Majority Banks.

    (c) Financing Statements.  Financing statements executed by
  AmeriCredit Financial Services, Inc. covering all now existing and hereafter arising Finance Contracts evidencing Indirect Loans except Finance Contracts subject to a securitization which has been approved by Majority Banks.

    (d) Guaranty Agreement. The Guaranty agreement in the form of Exhibit B executed by URCARCO Operating Co., Inc., AmeriCredit Premium Finance, Inc. and ACF Investment Corp.

    (e) Termination Agreement.  Termination agreement between
  AmeriCredit Corp. and First Interstate Bank of Texas, N.A. relating to the Revolving Credit Agreement dated October 18, 1993 between AmeriCredit Corp., et al., and First Interstate Bank of Texas, N.A.

    (f) Agent's Fee Agreement.  Agent's fee agreement between
  Borrowers and Agent.

    (g) Borrowing Base. A borrowing base certificate satisfying the requirements of Section 8.01.

    (h) Articles of Incorporation of Borrowers. A copy of the Articles of Incorporation of each of Borrowers and all amendments thereto.

    (i) Bylaws of Borrowers. A certified copy of the bylaws of each of Borrowers.

    (j) Resolutions of Borrowers. Resolutions of each of Borrowers authorizing the execution of this Loan Agreement duly adopted by the Board of Directors of each of Borrowers and accompanied by a certificate of the Secretary of Company stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

    (k) Incumbency Certificate of Borrowers. An incumbency certificate with respect to each of Borrowers executed by the appropriate officers of such Borrower.

    (l) Certificates of Existence and Account Status For Borrowers.
  A current certificate of existence and good standing from the State of incorporation of each of Borrowers and a current certificate of account status from the Comptroller of Public Accounts of the State of Texas.

    (m) Authority to Transact Business. Certificate evidencing the authority of each of Borrowers to conduct or transact business in the State of Texas and in all other states in which either of them conducts or transacts business.

    (n) Articles of Incorporation of the Guarantors. A copy of the Articles of Incorporation of each of the Guarantors and all amendments thereto.

    (o) Bylaws of Each Guarantor. A certified copy of the bylaws of each of the Guarantors.

    (p) Resolutions of Each Guarantor. Resolutions of each one of the Guarantors approving the execution of the Guaranty Agreement duly adopted by the Board of Directors of each of such Guarantors and accompanied by a certificate of the Secretary of each of such Guarantors stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

    (q) Incumbency Certificates of Guarantors. An incumbency certificate with respect to each Guarantor executed by the appropriate officers of each such Guarantor.

    (r) Certificates of Existence and Account Status For Each
  Guarantor. A current certificate of existence from the state of incorporation of each Guarantor and a certificate of account status from the Comptroller of Public Accounts of the State of Texas for each Guarantor.

    (s) Authority to Transact Business. Certificate evidencing the authority of each Guarantor to conduct or transact business in each state in which each such Guarantor conducts or transacts business.

    (t) Opinion of Counsel. An executed opinion of counsel to Borrowers and each of the Guarantors.

    (u) Loan Origination Fees. The loan origination fees described in Section 2.01(d).

    6.02. All Advances. The obligations of each Bank to make any Advance under this Loan Agreement (including the initial Advance) shall be subject to the following conditions precedent:

    (a) No Defaults. As of the date of the making of such Advance, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

    (b) Compliance with Loan Agreement. Company shall have performed and complied in all material respects with all agreements and conditions contained herein and in the Loan Documents which are required to be performed or complied with by Company before or at the date of such Advance or conversion.

    (c) Request for Borrowing. In the case of any Borrowing, Agent shall have received from Company a Request for Borrowing by telephonic notice or in the form of either Exhibit "C" or Exhibit "D" attached hereto, dated as of the date of such Advance and signed by an authorized officer of Company, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Borrowers contained in this Loan Agreement and each of the Loan Documents executed by Borrowers are true and correct, (ii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and (iii) such other facts as Agent may reasonably request. If any Advance was by telephonic notice, said telephonic notice must be confirmed in writing within two (2) Business Days of such telephonic notice pursuant to a Confirmation of Request For Advance
  (1) substantially in the form attached as Exhibit "E" in the case of a Floating Prime Advance and (2) substantially in the form attached as Exhibit "F" in the case of a Eurodollar Advance.

    (d) No Material Adverse Change. As of the date of making such Advance, no change has occurred in the business or financial condition of the Company and its Subsidiaries on a Consolidated basis which causes or could cause a Material Adverse Effect.

    (e) Representations and Warranties. The representations and warranties contained in Article VII (other than the representations and warranties contained in Section 7.07) hereof shall be true in all material respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.

    (f) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against either of Borrowers or any Guarantor.

    (g) Financing Statements. If requested and prepared by Agent but not less frequently than monthly, AmeriCredit Financial Services, Inc. shall have executed and delivered to Agent financing statements covering all Finance Contracts evidencing Indirect Loans except Finance Contracts subject to a securitization which has been approved by Agent or a security interest in favor of a Person other than Agent for the benefit of Banks.

                              ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES

    To induce Banks to make the Revolving Credit Loans, Borrowers represent and warrant to Banks that:

    7.01.  Organization and Good Standing of Borrowers.  Each of
  Borrowers is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

    7.02. Organization and Good Standing of the Guarantors. Each of the Guarantors is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

    7.03. Authorization and Power. Each of Borrowers has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement and the other Loan Documents to be executed by such Borrower; each of Borrowers is duly authorized to, and has taken all corporate action necessary to authorize such Borrower to, execute, deliver and perform this Loan Agreement, the Notes and such other Loan Documents and is and will continue to be duly authorized to perform this Agreement, the Notes and such other Loan Documents. Each of the Guarantors has the corporate power and requisite authority to execute, deliver and perform the Guaranty Agreement.

    7.04. No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, the Notes, the Guaranty Agreement or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which either of Borrowers or any of the Guarantors is subject or any judgment, license, order or permit applicable to either of Borrowers or any of the Guarantors, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which either of Borrowers or any of the Guarantors is a party or by which either of Borrowers or any of the Guarantors may be bound, or to which either of Borrowers or any of the Guarantors may be subject, or violate any provision of the Charter or Bylaws of either of Borrowers or any of the Guarantors. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by either of Borrowers or any of the Guarantors of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

    7.05. Enforceable Obligations. This Loan Agreement, the Notes, the Guaranty Agreement and the other Loan Documents are the legal and binding obligations of the corporation executing such Loan Documents, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

    7.06. No Liens. Except for Permitted Liens, all of the properties and assets of Company and each of its Subsidiaries are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature, and such corporation has and will have good and marketable title to such properties and assets. There is no indebtedness to any Person which is reflected as a secured party in the financing statements listed on Exhibit M executed by either of Borrowers or any Guarantor in favor of any of such Persons.

    7.07. Financial Condition. Company has delivered to Agent copies of the balance sheet of Company and its Subsidiaries as of July 31, 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the period ended such date; such financial statements are true and correct in all material respects, fairly present the financial condition of Company and its Subsidiaries as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods except for the exclusion of footnotes and normal adjustments; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Company and its Subsidiaries which are (separately or in the aggregate) material and are not reflected in such financial statements or disclosed in writing to Agent; no changes having a Material Adverse Effect have occurred in the financial condition or business of Company since July 31, 1994.

    7.08. Full Disclosure. There is no material fact that Borrowers have not disclosed to Agent and Banks which could have a Material Adverse Effect on the properties business, prospects or condition (financial or otherwise) of either of Borrowers or any of the Guarantors. Neither the financial statements referred to in Section 7.07 hereof, nor any certificate or statement delivered herewith or heretofore by Borrowers to Banks in connection with negotiation of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading in any material respect.

    7.09. No Default. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

    7.10. No Litigation. Except as described in Exhibit G attached hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrowers threatened, against either of Borrowers or any of the Guarantors that would, if adversely determined, have a Material Adverse Effect.

    7.11. Regulatory Defects. As of the date hereof, Borrowers have advised Banks, in writing, of all Regulatory Defects of which either of Borrowers has been advised or has knowledge.

    7.12.  Use of Proceeds; Margin Stock.  The proceeds of the
  Revolving Credit Loans will be used by the Borrowers solely for working capital for and general corporate purposes of AmeriCredit Corp. and AmeriCredit Financial Services, Inc. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or
  G. Neither of Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither of Borrowers nor any Person acting on behalf of Borrowers has taken or will take any action which might cause the Notes or any of the other Loan

  Documents, including this Loan Agreement, to violate Regulations U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrowers do not own any "margin stock" except for that described in the financial statements referred to in Section 7.07 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by Company and its Subsidiaries does not exceed 25% of the aggregate value of all of the assets of Company and its Subsidiaries.

    7.13. No Financing of Corporate Takeovers. Except as permitted by Section 9.07, no proceeds of the Revolving Credit Loans will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

    7.14. Taxes. Except as previously disclosed to Bank, all tax returns required to be filed by Company and its Subsidiaries in any jurisdiction have been filed or will be filed prior to the date on which the tax payable with respect to such return will become delinquent and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon either of Borrowers or any Subsidiary or upon any of its or their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. To the best of each Borrower's knowledge, there is no proposed tax assessment against either of Borrowers except as disclosed to Banks.

    7.15. Principal Office, Etc. The principal office, chief executive office and principal place of business of each of Borrowers is at 200 Bailey, Fort Worth, Tarrant County, Texas 76107, and Borrowers maintain their principal records and books at such address.

    7.16. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrowers, any member of the Controlled Group, nor any duly appointed administrator of a Plan
  (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of Company or its Subsidiaries has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

    7.17. Compliance with Law. Except as described on Exhibit H, Company and each of its Subsidiaries are in compliance in all material respects with all laws, rules, regulations, ordinances, orders and decrees which are applicable to Company, any of its Subsidiaries or any of their respective properties or business, the failure to comply with which could have a Material Adverse Effect, including all Environmental Laws. Neither Company nor any Subsidiary has been notified by any Governmental Authority that Company or any Subsidiary has failed to comply with any such laws, rules, regulations, orders or decrees, the failure to comply with which would result in a Material Adverse Effect, nor has Company or any Subsidiary been notified of any Environmental Claim except as described in Exhibit H.

    7.18. Government Regulation. Neither of Borrowers nor any of the Guarantors are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Company or any of its Subsidiaries of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

    7.19.  Insider.  Company is not, and no Person having "control"
  (as that term is defined in 12 U.S.C. Sec. 375(b)(5) or in regulations promulgated pursuant thereto) of Company is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. Sec. 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary, or of any bank at which Bank maintains a correspondent account, or of any bank which maintains a correspondent account with any Bank.

    7.20. Subsidiaries. Company directly owns all of the capital stock of AmeriCredit Financial Services, Inc., URCARCO Operating Co., Inc., AmeriCredit Premium Finance, Inc. and ACF Investment Corp. in each case free and clear from all liens, security interests, charges and encumbrances.

    7.21. Solvency. Excluding intercompany indebtedness, Company and each of its Subsidiaries now have capital sufficient to carry on their businesses and transactions and all business and transactions in which they are about to engage, and for which they have projected, and are now solvent and able to pay their debts as they mature and each of Company and its Subsidiaries now owns property having a value, both at fair valuation and at present fair saleable value greater than the amount required to pay its respective debts. Excluding intercompany indebtedness and without giving effect to the Guaranty Agreement, no Guarantor is "insolvent" on the date hereof (that is, the sum of such Guarantor's absolute and contingent liabilities does not exceed the fair market value of such Guarantor's assets). Excluding intercompany indebtedness and after giving effect to the Guaranty Agreement, no Guarantor is insolvent on the date hereof (that is, the sum of such Guarantor's absolute and contingent liabilities including under the Guaranty Agreement, does not exceed the fair market value of such Guarantor's assets). Each Guarantor has received or will receive good and fair consideration for its liability and obligations incurred in connection with the Guaranty Agreement, and the incurrence of its liability under the Guaranty Agreement in return for such consideration may reasonably be expected to benefit each Guarantor, directly or indirectly.

    7.22.  Environmental Matters.  Except as described in
  Exhibit "I" attached hereto, none of the properties of Company or its Subsidiaries which are presently owned has been used at any time during their ownership to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with Hazardous Materials. Except as described in Exhibit "I" attached hereto, there are no past, pending or, to the best of Company's knowledge, threatened or potential Environmental Claims against Company or any of its Subsidiaries or with respect to any properties presently owned or controlled by Company or any of its Subsidiaries. Except as described in Exhibit "I" attached hereto, there are no underground storage tanks located on any of the properties presently owned or controlled by Company or any of its Subsidiaries and, to Company's best knowledge, there never have been any underground storage tanks located on any of the properties presently owned or controlled by Company or any of its Subsidiaries, and the Company has received no actual (as contrasted with constructive) notification of any Environmental Claims relating to any property contiguous to any property owned or controlled by Company or any of its Subsidiaries.

    7.23. Endorsement of Indirect Loans. Borrowers have endorsed to Agent all Finance Contracts evidencing Indirect Loans except Finance Contracts that are subject to a securitization or a security interest in favor of a Person other than Agent for the benefit of Banks.

    7.24.  Representations and Warranties.  Each Request for
  Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Company that no Event of Default exists and that all representations and warranties contained in this Article VII (other than in Section 7.07) or in any other Loan Document are true and correct at and as of the date the Advance is to be made.

    7.25.  Survival of Representations, Etc.  All representations
  and warranties made herein are true and correct when made   by Company
  and shall survive delivery of the Notes and the Guaranty Agreement and the making of the Revolving Credit Loan and any investigation at any time made by or on behalf of Agent or any Bank shall not diminish Agent or such Bank's right to rely thereon.

                             ARTICLE VIII

                         AFFIRMATIVE COVENANTS

    So long as Banks have any commitment to make Advances hereunder and until payment in full of the Notes and the Obligation, Borrowers agree and covenant that Borrowers will (unless Majority Banks shall otherwise consent in writing):

    8.01. Borrowing Base Certificate. Within thirty (30) days after the end of each month, Borrowers shall furnish to Agent a certificate in form satisfactory to Agent executed by the chief financial officer or controller of each of Borrowers reflecting in detail a computation of the Borrowing Base as of the end of such month.

    8.02. Compliance Certificate. Within thirty (30) days after the end of each calendar month hereafter, Borrowers shall deliver to Agent a certificate executed by the chief financial officer or controller of each of Borrowers stating that a review of its activities during such month has been made under his supervision and that such Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof.

    8.03. Monthly Statements. Within thirty (30) days after the end of each calendar month, Company shall furnish Agent copies of the balance sheet of Company and its Subsidiaries as of the close of such calendar month, and statements of income and statements of cash flow of Company and its Subsidiaries for the portion of the year then ended, in each case setting forth in comparative form the figures for the preceding year.

    8.04. Audited Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Company, Company shall furnish to each of Banks copies of the Consolidated balance sheet of Company and its Subsidiaries as of the close of such fiscal year and Consolidated statements of income, shareholders' equity and the statement of cash flow of Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Company) of independent public accountants of recognized national standing selected by Company and satisfactory to Agent, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards.

    8.05. SEC and Other Reports. Promptly upon transmission thereof, Company shall furnish Agent with copies of all financial statements, proxy statements, notices and reports which Company sends to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

    8.06. Delinquencies. Within thirty (30) days after the end of each month, Borrowers shall furnish to Agent (a) a summary report reflecting the amount of all delinquencies and charge-offs for Direct Loans, the percentage of Direct Loans which are delinquent and the percentage of Direct Loans which have been charged off, (b) a summary report reflecting the amount of all delinquencies and charge-offs for Indirect Loans, the percentage of Indirect Loans which are delinquent, and the percentage of Indirect Loans which have been charged off, (c) a summary report reflecting the amount of all Indirect Loans that are past due by cycle and (d) a summary report reflecting the amount of all Direct Loans which are past due by cycle.

    8.07.  List of Indirect Loans.   Within thirty (30) days after
  the end of each calendar month, Borrowers shall furnish to Agent two (2) copies of a list of all Finance Contracts and promissory notes evidencing Indirect Loans (other than Finance Contracts subject to a securitization which has been approved by Majority Banks) that reflects the name, address and account number of each Obligor and the unpaid principal balance of each Finance Contract and promissory note as of the end of such preceding calendar month.

    8.08.  Charge Off Vintage Reports.   Within thirty (30) days
  after the end of each month, Borrowers shall furnish Agent with a delinquency and charge-off vintage report reflecting the percentage of Indirect Loans which are delinquent and which have been charged off by month of origination accompanied by the supporting data.

    8.09. Rollforward Report. Within thirty (30) days after the end of each month, Borrowers shall furnish to Agent with a notes receivable rollforward report reflecting all originations, collections, charge-offs, pay-offs and ending balances for both Direct Loans and Indirect Loans.

    8.10. Repossessions. Within thirty (30) days after the end of each month, Borrowers shall furnish to Agent a summary report reflecting the aggregate principal amount of Finance Contracts in respect of which the related motor vehicle has been repossessed, excluding Finance Contracts which have been charged off.

    8.11.  Modified Contracts.   Within thirty (30) days after the
  end of each month, Borrowers shall furnish to Agent a summary report reflecting the principal amount of all Finance Contracts that have been modified in any way which affects the contractual timing or amount of any installment payment due under such Finance Contract.

    8.12. Material Events. Each of the Borrowers shall promptly notify Agent of (i) any Material Adverse Effect in its financial condition or business; (ii) any material default under any material agreement, contract or other instrument to which such Borrower is a party or by which any of its properties are bound, or any acceleration of any maturity of any Indebtedness owing by such Borrower, (iii) any material adverse claim against or affecting such Borrower or any of its properties which might or could reasonably be expected to have a Material Adverse Effect; and (iv) any litigation, or any claim or controversy which might become the subject of litigation, against such Borrower or affecting any of such Borrower's property, if such litigation or potential litigation might be expected to have or could reasonably be expected to have, in the event of any unfavorable outcome, a Material Adverse Effect on such Borrower's financial condition or business or might or could reasonably be expected to cause an Event of Default.

    8.13. Insurance. Each Borrower shall maintain on its properties insurance of responsible and reputable companies in such amounts and covering such risks as is prudent and is usually carried by companies engaged in businesses similar to that of such Borrower; each Borrower shall furnish Agent, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant.

    8.14. Licenses. Borrowers shall preserve and maintain all material licenses, privileges, franchises, certificates and the like necessary for the operation of their respective business.

    8.15. Compliance with Loan Documents. Borrowers will comply in all material respects with any and all covenants and provisions of this Loan Agreement, the Notes and all other of the Loan Documents.

    8.16. Compliance with Material Agreements. Borrowers will comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting their properties or business where the failure to so comply would have a Material Adverse Effect.

    8.17. Operations and Properties. Borrowers will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Borrowers will keep in good working order and condition, ordinary wear and tear excepted, all of their respective assets and properties which are necessary to the conduct of its business except for worn out or obsolete assets which have been replaced.

    8.18.  Books and Records; Access.  Upon prior written notice,
  Borrowers will give any representative of Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrowers and relating to its affairs, and to inspect any of the properties of Borrowers. Borrowers will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

    8.19. Compliance with Law. Company will comply with and will cause each Subsidiary to comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect on Company's or any Subsidiary's financial condition, business or credit.

    8.20. ERISA Compliance. Each Borrower shall (a) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (b) notify Bank immediately of any fact, including, but not limited to, any Reportable event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (c) furnish to Bank, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

    8.21. Additional Information. Borrowers shall promptly furnish to Agent, at Agent's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrowers as Agent may from time to time reasonably request.

    8.22. Principal Depository. Borrowers shall use Agent as their principal depository; Borrowers shall use the lockbox services of Agent within ninety (90) days after the date of this Agreement.

    8.23. Guaranty of Subsidiary Corporations. Company shall cause each Subsidiary formed after the date of this Agreement to execute a guaranty of payment of the Notes within ten (10) days after the date of formation of such Subsidiary except any special purpose Subsidiary formed solely for the purpose of consummating a securitization.

    8.24. Financing Statements. If requested by Agent, AmeriCredit Financial Services, Inc. shall execute and deliver to Agent new financing statements in form satisfactory to Agent at the time it commences conducting business in any state in which it has not previously conducted business.

    8.25.  Field Tests.  Borrowers shall from time to time permit
  Banks to conduct field examinations at the expense of Banks.

    8.26. Delivery of Indirect Loans. At the request of Agent or Majority Banks after the occurrence of an Event of Default, Borrowers shall promptly deliver to Agent all Finance Contracts and promissory notes evidencing Indirect Loans duly endorsed or assigned to Agent.

    8.27.  Inspection of Indirect Loans.  Borrowers shall permit
  Agent and its officers and representatives to inspect all Finance Contracts and promissory notes evidencing Indirect Loans once each month during normal business hours.

    8.28. Further Assurances. Upon request of the Agent, Borrowers agree to promptly cure any defects in the creation, issuance, execution and delivery of this Loan Agreement or in the Loan Documents. Each of Borrowers, at their expense, will further promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrowers hereunder, or to further evidence and more fully describe the obligations of Borrowers hereunder, or to correct any omissions herein, or to more fully state the obligations set out herein.


                              ARTICLE IX
                          NEGATIVE COVENANTS

    So long as Banks have any commitment to make Advances hereunder, and until full payment of the Notes and the performance of the Obligation, Company covenants and agrees that neither Company nor any of its Subsidiaries will, unless Majority Banks otherwise consent in writing:

    9.01. Ratio of Indebtedness to Net Worth. Permit the ratio of the difference between the total amount of the Indebtedness and cash balances of Company and its Subsidiaries to the Net Worth of Company and its Subsidiaries on a Consolidated basis to be more than 1.0 to 1.0 on or prior to June 30, 1995 or more than 1.25 to 1.0 thereafter; or

    9.02. Cash Flow. Permit its Cash Flow to be less than five million dollars ($5,000,000) during any twelve (12) month period; or

    9.03.  Fixed Charge Coverage Ratio.  Permit the Fixed Charge
  Coverage Ratio computed on a trailing twelve (12) month basis to be less than 4.5 to 1.0 at any time on or prior to June 30, 1995 or to be less than 3.5 to 1.0 thereafter; or

    9.04. Capital Expenditures. Permit the aggregate amount of all Capital Expenditures of Company and its Subsidiaries to exceed $1,750,000 prior to the Termination Date; or

    9.05. Loss. Incur any net loss during any trailing three (3) month period; or

    9.06. Limitation on Additional Indebtedness. Incur or assume or permit any of its Subsidiaries to incur or assume any Indebtedness for borrowed money, except for (i) the indebtedness evidenced by the Notes;
  (ii) trade debt incurred in the ordinary course of business; (iii) one million dollars ($1,000,000) in the aggregate; and (iv) indebtedness arising from securitizations approved by Majority Banks; or

    9.07. Restrictions on Dividends on Capital Stock. Pay any dividends or make any distributions on or with respect to its outstanding capital stock or purchase, redeem or purchase any of it capital stock in excess of $2,500,000 in the aggregate; or

    9.08.  Losses to Net Indirect Loans.  Permit the ratio of Net
  Credit Losses to Net Indirect Loans to be greater than .14 to 1.0 during any 12 month period; or

    9.09. Delinquent Loans to Net Indirect Loans. Permit the ratio of Delinquent Loans to Net Indirect Loans to be greater than .045 to 1.0 at any time; or

    9.10. Liquidation, Mergers, Consolidation and Disposition of Substantial Assets. Liquidate, dissolve or reorganize; or merge or consolidate with any other corporation or entity; or acquire or permit any of its Subsidiaries to acquire all or substantially all of the assets of, any other company, firm or association except for the purchase of loans or Finance Contracts; or make or permit any of its Subsidiaries to make any other substantial change in its capitalization or its business other than a securitization approved by Majority Banks; or

    9.11. Enter Into Transaction With Affiliates. Enter into, or be a party to, any transaction with any Affiliate, Subsidiary or shareholder of Company, except (i) as permitted by this Agreement, (ii) in the ordinary course of and pursuant to the reasonable requirements of Company's business and upon fair and reasonable terms which are fully disclosed to Agent or (iii) sales of equity securities to its current shareholders other than management in connection with future financing upon fair and reasonable terms which are fully disclosed to Agent which are no less favorable to Company than would be in an arm's length transaction with Person's not an Affiliate; or

    9.12. Business Acquisitions. Purchase, lease or otherwise acquire all or substantially all of the assets of any other corporation, partnership or person except the purchase of loans or Finance Contracts; or

    9.13. Negative Pledge. Create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens and Liens in favor of Agent; or

    9.14. No Grant of Negative Pledge. Agree with any Person not to create or suffer to exist any mortgage, pledge, security interest or encumbrance or Lien upon any of its property or assets now owned or hereafter acquired; or

    9.15.  Sale of Accounts Receivable.  Sell or permit any
  Subsidiary to sell any of its accounts receivable, with or without recourse; or

    9.16. Securitization Agreement. Enter into any securitization or similar agreement; or

    9.17.  Loan Loss Reserve Ratio.  Permit the ratio of the Loan
  Loss Reserve to Net Indirect Loans to be less than .05 to 1.0 at any time.

  If any action or failure to act by Company or any Subsidiary violates any covenant or obligations of Borrowers contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

                               ARTICLE X

           EVENTS OF DEFAULT; REMEDIES UPON EVENT OF DEFAULT

    10.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

    (a) Borrowers shall fail to pay when due any principal of, or interest on any Note, or any other fee or payment due hereunder or under any of the Loan Documents; or

    (b) Failure or refusal of either of Borrowers to observe, keep and perform any of the covenants, agreements and obligations hereunder or any of the Loan Documents and the continuance of such failure or refusal for a period of twenty (20) days after receipt of written notice from Agent to Borrowers specifying such failure; or

    (c) Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of all or a substantial part of its assets,
  (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding; or

    (d) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Company or any of its Subsidiaries or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or a complaint or petition shall be filed against Company or any of its Subsidiaries seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Company or any of its Subsidiaries, and such petition or complaint shall not have been dismissed within sixty (60) days; or

    (e) any final judgment(s) for the payment of money in excess of the sum of two hundred thousand dollars ($200,000) in the aggregate shall be rendered against Company or any Subsidiary and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

    (f) There shall occur any change in the condition (financial or otherwise) of Company or any Subsidiary which, in the reasonable opinion of Majority Banks, has a Material Adverse Effect; or

    (g) The occurrence of a default or an event of default under any securitization or similar agreement to which Company or any of its Subsidiaries is a party.

    10.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Agent shall, at the request of Majority Banks, exercise any one or more of the following rights and remedies, and any other remedies in any of the Loan Documents, as Majority Banks in their sole discretion, may deem necessary or appropriate: (i) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or notice of intention to accelerate or other notice of any kind, all of which Borrowers hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding, (ii) refuse to make any additional Advances under the Notes, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, pursue and enforce any of Banks' rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

    10.03. Performance by Banks. Should either of Borrowers fail to perform in any material respect any covenant, duty or agreement contained herein or in any of the Loan Documents, Agent or Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrowers following written notice to Borrowers of such intention to perform. In such event, Borrowers shall, at the request of Agent or Banks, promptly pay any amount reasonably expended by Agent or Banks in performance or attempted performance to Agent at its principal office in Fort Worth, Texas, together with interest thereon at the Past Due Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Banks nor Agent assume any liability or responsibility (except liability attributable to their gross negligence or willful misconduct) for the performance of any duties of Borrowers hereunder or under any of the Loan Documents or other control over the management and affairs of the Borrowers.

    10.04. Remedies Cumulative. All covenants, conditions, provisions, warranties, indemnities and other undertakings of Borrowers contained in this Agreement, or in any document referred to herein or in any agreement supplementary hereto or in any of the Loan Documents shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrowers contained herein. The failure or delay of Agent or Banks to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents against any security shall not operate as a waiver of such liens, rights, powers and remedies, but all such rights, powers and remedies shall continue in full force and effect until the loans evidenced by the Notes and the entire Obligation of Borrowers to Banks shall have been fully satisfied, and all rights, liens, powers and remedies herein provided for are cumulative and none are exclusive.

                              ARTICLE XI

                          ARBITRATION PROGRAM

    11.01. Binding Arbitration. Upon the demand of any party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim, or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable, or otherwise) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with
  (1) the agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"), (2) all past, present or future loans, notes instruments, drafts, credits, accounts, deposit accounts, safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind whatsoever, (3) any past, present or future incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees, or representatives may be liable, in whole or in part, or (4) any aspect of the past, present or future relationships of the parties including any agency, independent contractor or employment relationship but excluding claims for workers' compensation and unemployment benefits ("Relationship"). Any party to this Arbitration Program may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring any action in court to compel arbitration of any Disputes. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce.

    11.02. Governing Rules. All Disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following priority: (1) the terms of this Arbitration Program, (2) the Commercial Arbitration Rules of the AAA, (3) the Federal Arbitration Act (Title 9 of the United States Code) and (4) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. The validity and enforceability of this Arbitration Program shall be determined in accordance with this same order of priority. In the event of any inconsistency between this Arbitration Program and such rules and statutes, this Arbitration Program shall control. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Sec. 91 or Texas Banking Code Art. 342-609.

    11.03.  No Waiver; Preservation of Remedies; Multiple Parties.
  No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party, during any Dispute to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purpose of realizing upon, preserving, protecting, foreclosing or proceeding under forcible entry and detainer for possession of any real or personal property, and any such action shall not be deemed an election of remedies. Such rights shall include, without limitation, rights and remedies relating to (1) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under a deed of trust, mortgage, or other security agreement or instrument, or applicable law, (2) exercising self-help remedies (including setoff rights) or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, less than all, without impairing rights against other liable persons. Nor shall a party be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

    11.04. Statute of Limitations. All statutes of limitation shall apply to any proceeding in accordance with this Arbitration Program.

    11.05.  Arbitrator Powers and Qualifications; Awards;
  Modification or Vacation of Award. Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be a practicing attorney licensed to practice law in the State of Texas and shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $1,000,000, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required to make specific, written findings of fact, and shall have authority to render an award up to but not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $1,000,000 shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel, provided, however, that all three Arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law, and in such proceedings before an Arbitration Panel only, the parties shall have the additional right to seek vacation or modification of any award of an Arbitration Panel that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to a Federal or State Court of Appeals, following the entry of judgment on the award in Federal or State District Court, as appropriate. For these purposes, the award and judgment entered by the Federal or State District Court shall be considered to be the same as the award and judgment of the Arbitration Panel. All requirements applicable to appeals from any Federal or State District Court judgment shall be applicable to appeals from judgments entered on decisions rendered by Arbitration Panels. The Appellate Courts shall have the power and authority to vacate or modify an award based upon a determination that there has been an incorrect or erroneous ruling of law. The Appellate Court shall also have the power to reverse and/or remand the decision of an Arbitration Panel. Subject to the foregoing, the determination of an Arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

    11.06. Other Matters and Miscellaneous. To the maximum extent practicable, the AAA, the Arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted at one of the following locations in the State of Texas agreed to in writing by the parties or, in the absence of such agreement, selected by the AAA: (1) Dallas; or (2) Fort Worth. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could do pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any Arbitrator, Arbitration

  Panel and the AAA shall be required to fully enforce this requirement. This Arbitration Program constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents or the Relationship, unless the parties otherwise expressly agree in writing.
  To the extent permitted by applicable law, Arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by all the parties hereto. If any term, covenant, condition, or provision of this Arbitration Program is found to be unlawful, invalid or unenforceable, such illegality or invalidity or unenforceability shall not affect the legality, validity, or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid, or unenforceable part had not been included. The captions or headings in this Arbitration Program are for convenience of reference only and are not intended to constitute any part of the body or text of this Arbitration Program. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation. To the maximum extent permitted by law, this Arbitration Program modifies and supersedes any and all prior agreements for arbitration between the parties.


                              ARTICLE XII

                               THE AGENT

    12.01. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its Commitment, the Advances made by it and the Notes issued to it, Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Bank. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrowers, and any Person which may do business with Borrowers, all as if Agent were not Agent hereunder and without any duty to account therefor to Banks.

    12.02. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Agent.

    12.03. Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.

    12.04. Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

    12.05. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to Banks and Borrowers and the Agent may be removed at any time with or without cause by Majority Banks. Upon any such resignation or removal, Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

    12.06. Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof. Agent shall furnish to each of Banks within five (5) Business Days receipt copies of the documents, statements and reports furnished to Agent pursuant to Sections 8.01, 8.02, 8.03, 8.05, 8.06, 8.08 and 8.09. Banks recognize and agree, that for purposes of Section 2.02(b) hereof, Agent shall not be required to determine independently whether the conditions described in Sections 6.02(a), (b),
  (c), (d), (e) and (f) have been satisfied and, in disbursing funds to Borrowers, may rely fully upon statements contained in the relevant Request for Borrowing. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

    The relationship between Agent and each of the Banks is only that of agent and principal and has no fiduciary aspects, and Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Loan Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for, Borrowers. As to any matters not expressly provided for by this Loan Agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Loan Agreement or applicable law.

    12.07. Notices of Event of Default. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give notice thereof to the other Banks.

    12.08. Independent Investigation. Each of the Banks severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Borrowers while the Loans are outstanding or its commitment hereunder is in force.

    12.09. Indemnification. Banks agree to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to the proportion that the respective principal amounts of the Note held by each of them bears to the sum of the aggregate principal amount of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

    12.10. Benefit of Article XII. The agreements contained in this Article XII are solely for the benefit of Agent and the Banks, and are not for the benefit of, or to be relied upon by, the Borrowers, or any third party.

    12.11. Not a Loan to Agent; No Duty to Repurchase. No amount paid by any Bank hereunder shall be considered a loan by Agent. Agent shall have no obligation to repurchase any interest from any Bank.

    12.12. Amendments, Waivers, etc. Agent may enter into any amendment or modification of, or may waive compliance with the terms of, any of the Loan Documents with the written direction of the Majority Banks; provided that the consent of all Banks shall be required before Agent may take or omit to take any action under any of the Loan Documents directly affecting (a) the extension of the maturity of or the postponement of the payment of any portion of the principal of or interest on Revolving Credit Loans or any fees relating thereto, (b) a reduction of or increase in the principal amount of or rate of interest payable on Revolving Credit Loans or any fees related thereto, or (c) the release of either of Borrowers. Nor shall any of the following occur without the consent of all Banks: (a) any amendment to the definition of Majority Banks, or (b) any amendment to this Section 12.12. The

  Commitment of a Bank shall not be increased without the consent of such Bank. If any Bank is unwilling to consent to any amendment or modification of, or waiver of compliance with, the Loan Agreement (where the consent of such Bank is required), the consenting Majority Banks shall have the right, but not the obligation, to repurchase such Bank's Percentage of the Obligation at such time for a purchase price equal to Bank's Percentage of any and all unpaid Advances made by Agent to the Borrowers under the Loan Agreement, any and all unpaid interest thereon and unpaid accrued fees or other amounts owing to such Bank.

    12.13. Bank's Representations. Each Bank represents and warrants to Agent and the other Banks that: (a) it is engaged in the business of entering into commercial lending transactions (including transactions of the nature contemplated herein) and can bear the economic risk related to the same; and (b) it does not consider the obligations hereunder to constitute the "purchase" or "sale" of a "security" withint he meaning of any federal or state securities statute or law, or any rule or regulation under any of the foregoing.


                             ARTICLE XIII

                             MISCELLANEOUS

    13.01. Waiver. No failure to exercise, and no delay in exercising, on the part of any Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Banks hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

    13.02. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents relating to the loans evidenced by the Notes (the "Loan Documents") must be given in writing and personally delivered, sent by telecopy or telex (answerback received) or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as follows:

    Borrowers:        AmeriCredit Corp.
                      200 Bailey
                      Fort Worth, Texas 76107
                           Attn:  Chief Financial Officer
                           FAX No. (817) 336-9519

                      AmeriCredit Financial Services, Inc.
                      200 Bailey
                           Fort Worth, Texas 76107
                           Attn:  Chief Financial Officer
                           FAX No. (817) 336-9519

                      Agent:    First Interstate Bank of Texas, N.A.
                           309 W. Seventh Street, Suite 1100
                           Fort Worth, Texas 76102
                           Attn:  Steve Wood
                           FAX No. (817) 885-1110

  Any such notice or other communication shall be deemed to have been given on the date it is personally delivered or sent by telecopy or telex as aforesaid or, if mailed, on the second day after it is mailed as aforesaid (whether actually received or not). Any party may change its address for purposes of this Loan Agreement by giving notice of such change to all other parties pursuant to this Section 13.02. Any notice given hereunder by Borrowers to Agent shall constitute notice to all of the Banks.

    13.03. Payment of Expenses. Borrowers agree to pay all costs and expenses of Banks (including, without limitation, the reasonable attorneys' fees of Banks' outside legal counsel) incurred by Banks in connection with the preservation and enforcement of Banks' rights under this Loan Agreement, the Notes, and/or the other Loan Documents, and all reasonable costs and expenses of Banks (including without limitation the reasonable fees and expenses of Banks' outside legal counsel) in connection with the negotiation, preparation, execution and delivery of this Loan Agreement, the Notes, and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto.

    13.04. Maximum Interest Rate. Regardless of any provisions contained in this Loan Agreement, the Notes or in any of the other Loan Documents, Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and, in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers and Banks shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payments (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness so that interest paid by Borrowers does not exceed the Maximum Rate; provided that, if a Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Banks shall refund to Borrowers the amount of such excess or credit the amount of such excess against the principal amount of the Notes and, in such event, Banks shall not be subject to the penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

    13.05.  Amendments.  This Loan Agreement and the other Loan
  Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

    13.06. Governing Law. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents.

    13.07.  Invalid Provisions.  If any provision of any Loan
  Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrowers, Agent and Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrowers, Agent and Majority Banks are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision reasonably acceptable to Agent and Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

    13.08. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

    13.09.  Participation Agreements and Assignments.  (a)(i)
  Subject to Section 13.09(a)(ii), each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Commitment, the Loan owing to it and the Note held by it) and the other Loan Documents; provided, however, that (A) no such assignment shall be made except to an Affiliate unless such assignment and assignee have been approved by the Agent and, so long as no Events of Default exists, the Borrowers, such approvals not to be unreasonably withheld,
  (B) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Loan Agreement and the other Loan Documents, and no assignment shall be made unless it covers a pro rata share of all rights and obligations of such assignor under this Loan Agreement and the other Loan Documents, (C) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance substantially in the form of Exhibit J (hereinafter referred to as the "Assignment and Acceptance") with respect to such assignment) shall, unless otherwise agreed to by the Agent, in no event be less than $5,000,000 or, if less, the entirety of its Commitment and shall be an integral multiple of $1,000,000, (D) each such assignment shall be to an Eligible Assignee (defined below), (E) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (defined below), an Assignment and Acceptance, together with any Note subject to such assignment and (F) Agent receives a fee from the assignor in the amount of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, (2) the assigning Bank thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Loan Agreement, such Bank shall cease to be a party hereto), and (3)
  Section 2.01(a) shall be deemed to have been automatically amended to reflect the revised Commitments. As used herein, "Eligible Assignee" shall mean (a) any Bank or any Affiliate of any Bank; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and having deposits rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other financial institution approved by the Agent.

    (ii) In the event any Bank desires to transfer all or any portion of its rights and obligations under the Loan Documents, it shall give the Borrowers and the Agent prior written notice of the identity of such transferee and the terms and conditions of such transfer (a "Transfer Notice"). So long as no Event of Default has occurred and is continuing, the Borrowers may, no later than ten (10) days following receipt of such Transfer Notice, designate an alternative transferee and such Bank shall thereupon be obligated to sell the interests specified in such Transfer Notice to such alternative transferee, subject to the following: (A) such transfer shall be made on the same terms and conditions outlined in such Transfer Notice, (B) such transfer shall otherwise comply with the terms and conditions of the Loan Documents (including Section 13.09(a)(i), and (C) such alternative transferee must be an Eligible Assignee approved by the Agent. If the Borrowers shall fail to designate an alternative transferee within such ten (10) day period, such Bank shall, subject to compliance with the other terms and provisions hereof, be free to consummate the transfer described in such Transfer Notice.

    (b) By executing and delivering an Assignment and Acceptance substantially in the form of Exhibit J, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or any other instrument or document furnished pursuant hereto, (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Loan Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 7.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any of the Banks (including such assigning Bank) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Loan Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Loan Agreement and the other Loan Documents are required to be performed by it as a Bank.

    (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Notes owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Loan Agreement.
  The Register shall be available for inspection by the Borrowers or any of the Banks at any reasonable time and from time to time upon reasonable prior notice.

    (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto and satisfies all other requirements set forth in this Section 13.09, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the other Banks. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount corresponding to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount corresponding to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form prescribed by Exhibit J hereto.

    (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Loan Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Notes owing to it); provided, however, that (i) such Bank's obligations under this Loan Agreement (including, without limitation, its Commitment to the Company hereunder) and the other Loan Documents shall remain unchanged,
  (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and the participating banks or other entities shall not be considered a "Bank" for purposes of the Loan Documents, (iii) the participating banks or other entities shall be entitled to the cost protection provision contained in Section 4.03, in each case to the same extent that the Bank from which such participating bank or other entity acquired its participations would be entitled to the benefit of such cost protection provisions and (iv) the Borrowers and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Loan Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Loan Agreement (other than amendments, modifications or waivers with respect to the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Notes, or the dates fixed for payments of principal or interest on the Notes).

    (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
  Section 13.09, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Bank.

    (g) The obligations of the Banks in this Loan Agreement, the Notes and any other Loan Documents shall not be assignable or transferable by Borrowers and any purported assignment or transfer shall, as to the Agent and Banks, be of no force and effect.

    13.10. Article 15.10(b). Borrowers and Banks hereby agree that, except for Article 15.10(b) thereof, the provisions of Charter 15 of Title 79 of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not apply to the Loan Documents.

    13.11. Survival. All representations and warranties made by Borrowers herein shall survive delivery of the Notes and the making of the Revolving Credit Loans.

    13.13. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Banks liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers, or for debts or claims accruing to any such persons against Borrowers. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Banks, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers, nor to any other person or entity other than Borrowers.

    13.14. Counterpart Execution. This Loan Agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same instrument.

    13.15.  Final Agreement.  THIS WRITTEN AGREEMENT REPRESENTS THE
  FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    EXECUTED effective as of the 21st day of September, 1994.


                           AMERICREDIT CORP.,
                           a Texas corporation


                           By: _______________________________
                               Daniel E. Berce, Vice President


                             AMERICREDIT FINANCIAL SERVICES, INC.,
                             a Delaware corporation


                             By:_______________________________
                                Daniel E. Berce, Vice President


                                                BORROWERS

                           URCARCO OPERATING CO., INC.,
                           a Delaware corporation


                           By:________________________________
                              Daniel E. Berce, Vice President


                           AMERICREDIT PREMIUM FINANCE, INC.,
                           a Delaware corporation


                           By:________________________________
                              Daniel E. Berce,  President


                           ACF INVESTMENT CORP.,
                           a Delaware corporation


                           By:__________________________________
                              Daniel E. Berce, Vice President

                                                GUARANTORS

                           FIRST INTERSTATE BANK OF TEXAS, N.A.


                           By:_______________________________
                              Steve Wood, Vice President


                           BANK ONE, TEXAS, N.A.


                           By:________________________________
                              J. Michael Wilson, Vice President

                           LASALLE NATIONAL BANK


                           By:_________________________________
                              Terry M. Keating, First Vice
                              President


                           THE DAIWA BANK, LTD.



                           By:__________________________________
                              James T. Wang, Vice President
                              and Manager


                           By:__________________________________
                              Kirk T. Stites, Vice President


                                                BANKS


                           FIRST INTERSTATE BANK OF TEXAS, N.A.


                           By:__________________________________
                               Steve Wood, Senior Vice President


                                                AGENT

                              EXHIBIT "A"

                            PROMISSORY NOTE

  $__________________                                September 21, 1994

    FOR VALUE RECEIVED, the undersigned, AMERICREDIT CORP., a Texas corporation, and AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the "Borrowers"), hereby jointly, severally and unconditionally promise to pay to the order of _______________________ (the "Bank"), the principal sum of __________________ MILLION DOLLARS ($___,000,000.00), or such lesser aggregate amount of Advances as may be made pursuant to Bank's Commitment, which principal shall be payable as provided in Sections 3.01, 3.02, 3.03, 3.04 and 3.08 of the Loan Agreement, together with the interest on the unpaid principal balance of each Advance from the date made until maturity, which interest shall be determined at the varying rates per annum, and shall be payable as provided in Sections 2.03, 3.04, 3.05, 3.06, 3.07 and 3.08 of the Loan Agreement. Payments of both principal and interest herein shall be made to Agent's account at 309 W. Seventh Street, Fort Worth, Texas, in lawful money of the United States of America and in immediately available funds.

    The Advances made by Bank to Borrowers pursuant to the Loan
  Agreement and all payments of the principal thereof and interest thereon may be noted by Bank on the Loan and Payment Transaction Schedule attached hereto, or on a continuation of such Schedule attached hereto or similar computer generated payment schedule; provided, however, that the failure of Bank to make any such notation or any error in making such notation shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Loan Agreement.

    This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit Agreement (the "Loan Agreement") by and among Borrowers, the Guarantors (as defined in the Loan Agreement) and First Interstate Bank of Texas, N.A., as Agent, and the Banks (as defined in the Loan Agreement) dated as of September 21, 1994, and is a "Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Borrowers and for a statement of the events upon which the maturity of this Note may be accelerated.

    Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

    Borrowers agree to pay all costs and expenses of Banks incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in Section 13.03 of the Loan Agreement.

    Borrowers and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

    Regardless of any provision contained in this Note, the Loan
  Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
  (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Borrowers the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

    This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.


                           AMERICREDIT CORP.,
                               a Texas corporation




                           By:
                              Daniel E. Berce, Vice President




                           AMERICREDIT FINANCIAL SERVICES, INC.,
                                a Delaware corporation




                           By:
                              Daniel E. Berce, Vice President

                           LOAN AND PAYMENT
                         TRANSACTION SCHEDULE

                 attached to and made a part of a Note
      dated September 21, 1994, executed by Americredit Corp. and
                 AmeriCredit Financial Services, Inc.


                              Amount      Amount     Unpaid      Initials
          Amount    Amount      of          of      Principal    of Person
            of        of     Principal   Interest    Balance      Making
  Date   Advance  Principal    Repaid      Paid      of Note      Notation
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

                                EXHIBIT "B"

                            GUARANTY AGREEMENT

    THIS GUARANTY AGREEMENT is dated as of the 21st day of September, 1994, by URCARCO OPERATING CO., INC., a Delaware corporation,
  AMERICREDIT PREMIUM FINANCE, INC., a Delaware corporation, and ACF INVESTMENT CORP., a Delaware corporation, (collectively, the
  "Guarantors"), in favor of FIRST INTERSTATE BANK OF TEXAS, N.A., as agent for the benefit of the Banks (the "Agent").

                              WITNESSETH:

    WHEREAS, pursuant to a Revolving Credit Agreement (the "Loan
  Agreement") of even date herewith among AmeriCredit Corp., a Texas corporation, and AmeriCredit Financial Services, Inc., a Delaware corporation (individually, a "Borrower," and collectively, the "Borrowers"), the Guarantors, Agent and Banks, the Banks have agreed to make Revolving Credit Loans to the Borrowers; and

    WHEREAS, it is a condition precedent to the obligation of the Banks to make any such Revolving Credit Loans that the Guarantors guaranty repayment thereof upon the terms and conditions set forth herein; and

    WHEREAS, Guarantors desire to induce the Banks to make such Revolving Credit Loans, which may reasonably be expected to benefit, directly or indirectly, each Guarantor.

    NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration hereby acknowledged, Guarantors agree for the benefit of Agent and the Banks as follows:

  A.  DEFINITIONS.

    1. Definitions. Unless otherwise defined in this Guaranty, terms used herein shall have the meanings set forth in the Loan
  Agreement.

    2. Additional Definitions. In addition to the definitions set forth in the Loan Agreement, the following terms shall have the following meanings:

    "Adjusted Net Worth" shall mean, with respect to any Guarantor as of the date of determination, (a) the value of the assets of such Guarantor as of such date, minus (b) all liabilities of such Guarantor, contingent or otherwise, as of such date (excluding such Guarantor's liability hereunder), as such concepts are determined in accordance with applicable laws governing determinations of the insolvency of debtors.

    "Guaranteed Amount" shall mean, (a) the Obligations, and all renewals, extensions, increases, modifications or rearrangements thereof, plus (b) all costs incurred by the Agent and Banks to obtain, preserve, defend and enforce this Guaranty and other Loan Documents, collect the Obligations, and maintain, preserve, collect and enforce any security relating to this Guaranty or any Guaranteed Amount, including without limitation taxes, insurance premiums, attorneys' fees and legal expenses, and expenses of sale.

    "Maximum Guaranteed Amount" shall mean, with respect to any Guarantor as of the date of determination, the greater of (a) the amount of any Guaranteed Amount used to make a Valuable Transfer to such Guarantor, and (b) the greater of 95% of the Guarantor's Adjusted Net

  Worth (i) at the date hereof (if appropriate under applicable Law), (ii) at the time the Guaranteed Amount was incurred, and (iii) on the date of enforcement hereof (which shall be deemed to be the date of commencement of a proceeding described in Section 10.01(c) or Section 10.01(d) of the Loan Agreement, if applicable).

    "Valuable Transfer" shall mean, with respect to any Guarantor,
  (a) all loans, advances or capital contributions made to such Guarantor with proceeds of any Guaranteed Amount, (b) the acquisition from such Guarantor or retirement by such Guarantor with proceeds of any Guaranteed Amount of debt securities or other obligations of such Guarantor, (c) the acquisition by such Guarantor of all property acquired with proceeds of any Guaranteed Amount, and transferred, absolutely and not as collateral, to such Guarantor, to the extent of the fair market value thereof, and
  (d) the acquisition from such Guarantor with proceeds of any Guaranteed Amount of equity securities of such Guarantor.

  B. GUARANTY

    1. Guaranty. Each Guarantor hereby jointly and severally guarantees absolutely and unconditionally to Agent and the Banks the due performance of all terms and conditions of the Loan Agreement and other Loan Documents, and the prompt and full payment when due of the Guaranteed Amount. Notwithstanding anything herein or in any other Loan Documents to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed such Guarantor's Maximum Guaranteed Amount. Each Guarantor agrees that the Guaranteed Amount may at any time exceed the aggregate Maximum Guaranteed Amount of all Guarantors combined, without affecting or impairing the obligation of any Guarantor hereunder.

    2. Payment Obligations. If an Event of Default shall occur, and following any notices required under Section 10.01 or Section 10.02 of the Loan Agreement, each Guarantor shall, on demand, pay the Guaranteed Amount to Agent at its address set forth in the Loan Agreement in immediately available funds. It shall not be necessary for Agent or the Banks, in order to enforce such payment by any Guarantor, to institute suit or exhaust its rights and remedies against the Borrowers, any other Guarantor or any other Person, including others liable to pay any Guaranteed Amount, or to enforce its rights and remedies against any security ever given to secure payment thereof.

    3. Complete Waiver of Subrogation. (a) Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Agent or Banks of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Banks or of such Guarantor against the Borrowers to recover the amount of any payment made by such Guarantor to the Banks hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and no Guarantor shall have any right of recourse to or any claim against assets or property of either Borrower, whether or not the Obligations of the Borrowers have been satisfied, all of such rights being herein expressly waived by all Guarantors. Each Guarantor agrees not to seek contribution from any other Guarantor until all of the Guaranteed Amount shall have been paid in full. If any amount shall nevertheless be paid to a Guarantor by the Borrowers or another Guarantor, such amount shall be held in trust for the benefit of the Banks and shall forthwith be paid to the Banks to be credited and applied to the Guaranteed Amount, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrowers by virtue of any payment, court order or any federal or state law. (b) Notwithstanding the provisions of the preceding clause (a), each Guarantor shall have and be entitled to (i) all rights of subrogation otherwise provided by Law in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims it would have against the Borrowers or any other Guarantor in the absence of the preceding clause (a), and to assert and enforce same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is 400 days after the date on which the Obligations have been paid in full and the Commitment terminated, if and only if (x) no Event of Default of the type described in Section 10.01(c) or Section 10.01(d) of the Loan Agreement with respect to the Borrowers or any other Guarantor has existed at any time on and after the date of this Guaranty to and including the Subrogation Trigger Date and (y) the existence of the Guarantor's rights under this clause (b) would not make the Guarantor a creditor (as defined in the Bankruptcy Code) of either of Borrowers or any other Guarantor in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.


  C.  TERMS OF GUARANTY

    1.  Continuing Guaranty.  Each Guarantor agrees that the
  Guaranteed Amount and Loan Documents may be extended or renewed, and the Revolving Credit Loans repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Amount or Loan Documents, or any repayment and reborrowing of the Revolving Credit Loans. Each Guarantor waives notice of acceptance of this Guaranty, presentation, demand, protest, notice of protest for nonpayment, diligence in bringing suits against any Person liable on any Guaranteed Amount, and any other notices or defenses of any kind. The obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including without limitation:

         (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed
      Amount, including any reduction or termination of the Commitment;

         (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

         (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights with respect to, any direct or indirect security for any Guaranteed Amount, including the release of any Guarantor or other Person liable on any Guaranteed Amount;

         (d) any change in the corporate existence, structure or ownership of either of Borrowers or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting either of Borrowers or any Guarantor or any of their assets;

         (e) the existence of any claim, defense, set-off or other rights or remedies which either of Borrowers or any Guarantor may have at any time against either of Borrowers, any Bank, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transactions;

         (f) any invalidity or unenforceability for any reason of the Loan Agreement or other Loan Documents, or any provision of Law purporting to prohibit the payment or performance by either of Borrowers or any Guarantor of the Guaranteed Amount or Loan Documents, or of any other obligation to the Banks; or

         (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

    2. Payments With Respect to Guaranteed Amount. Each payment on the Guaranteed Amount shall be deemed to have been made by the Company unless express written notice is given to the Agent at the time of such payment that such payment is made by a specific Guarantor.

    3. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Amount, the Agent or the Banks is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person, (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or a diversion of trust funds; or (b) for any other reason, including without limitation (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any Bank or its properties, or (ii) any settlement or compromise of any such claim effected by any Bank with any such claimant (including either of Borrowers), then the Guaranteed Amount or part thereof intended to be satisfied shall be reinstated and continue and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Amount or otherwise; and each Guarantor shall be liable to pay such Bank, and hereby does indemnify, jointly and severally, such Bank and hold it harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Amount must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

  D.  REPRESENTATIONS AND COVENANTS

    1. Representations and Warranties. Each Guarantor hereby represents and warrants that all representations and warranties set forth in Article VII of the Loan Agreement with respect to it are true and correct as of the date hereof, and are incorporated herein by reference.

    2. Covenants. Each Guarantor hereby jointly and severally expressly assumes, confirms and agrees to perform, observe and be bound by all conditions and covenants set forth in the Loan Agreement, to the extent applicable to it, as if it were a signatory thereto.

  E.  GENERAL

    1. Parties Bound. This Guaranty is for the benefit of the Agent and Banks, their respective successors and assigns, and in the event of an assignment by any Bank of a Guaranteed Amount, the rights and benefits hereunder, to the extent applicable to the Guaranteed Amount so assigned, shall be automatically transferred therewith. This Guaranty is binding not only on each Guarantor, but on each of their successors and assigns.

    2. Modification and Amendment. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Agent and Majority Banks, and then shall be effective only in the specific instance and for the purpose for which given.

    3. Waiver. No delay or omission by the Agent or Banks in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy hereunder.

    4. Cumulative Rights. If any Guarantor is or becomes liable for any indebtedness owing by either of Borrowers to any Bank by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights or remedies of the Banks hereunder shall be cumulative of all other rights or remedies that the Banks may ever have against the Guarantors. The exercise by the Agent or the Banks of any rights or remedies hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other rights or remedies. Without limitation of the foregoing, it is specifically understood and agreed that this Guaranty is given by each Guarantor as an additional guaranty to any and all other guaranties heretofore or hereafter executed and delivered to any of the Banks by any Guarantor, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guaranties.

    5. Interest; Limitations of Law.  All agreements between each
  Guarantor and the Agent and Banks, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of payment of any of the Guaranteed Amount or otherwise, shall the amount paid or agreed to be paid to any Bank for the use, forbearance or detention of funds advanced pursuant to any Loan Documents or for the performance or payment of any covenant or obligation contained in any Loan Documents exceed the maximum amount permitted by applicable law. If from any circumstance whatsoever, fulfillment of any provision of any Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Bank shall ever receive anything of value deemed excess interest by applicable law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under the Loan Documents, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance, such excess interest shall be promptly refunded to the Borrowers or Guarantor, as applicable. All sums paid or agreed to be paid for the use, forbearance or detention of any funds advanced pursuant to the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Agreement until payment in full, so that the rate of interest on account of the Guaranteed Amount is uniform throughout the term hereof.

    6. Subordination. Each Guarantor hereby expressly agrees that any obligation of the Borrowers to any Guarantor is expressly subordinate to the right of the Banks to payment and performance by the Borrowers of the Guaranteed Amount and Loan Documents, and that the Banks shall be entitled to such full payment and performance prior to the exercise by any Guarantor of any rights, including realization upon any security, to enforce the payment or performance of any obligation that the Borrowers may owe to any Guarantor; provided that, Guarantors shall be entitled to receive payments from the Borrowers with respect to such obligations if at the time of such payment no Event of Default exists or would exist immediately after giving effect to any such payment.

    7. Costs and Expenses. Each Guarantor agrees, jointly and severally, to pay to the Agent all costs and expenses (including court costs and attorneys' fees) incurred by the Banks in the enforcement of this Guaranty and all other Loan Documents.

    8. Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be personally delivered, sent by telecopy of telex (answerback received), or mailed, by certified mail, postage prepaid, to the following addresses:


    (a) If to the Agent and Banks:

    First Interstate Bank of Texas, N.A.
         309 West Seventh Street, Suite 1100
         Fort Worth, Texas 76102
         Attention:  Steve Wood

    (b) If to any Guarantor:

         [Name of Guarantor]
         c/o AmeriCredit Corp.
         200 Bailey
         Fort Worth, Texas 76107
         Attention:  Chief Financial Officer

  or to such other address as any party may designate in written notice to the other parties. All notices, requests, consents and demands hereunder will be effective when so personally delivered or sent by telecopy of telex, or two days after being so mailed.


    9. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of this Guaranty, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

    10. Governing Law. This Guaranty shall be deemed a contract made in Fort Worth, Texas, and shall be construed and governed by the laws of Texas and the United States of America. Without excluding any other jurisdiction, each Guarantor hereby agrees that the courts of Texas and federal courts sitting in Texas will have jurisdiction over proceedings in connection herewith.

    11.ENTIRE AGREEMENT.  THIS GUARANTY REPRESENTS THE FINAL
  AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first set forth above.

                           URCARCO OPERATING CO., INC.,
                           a Delaware corporation



                           By:  _______________________________
                           Name:  _____________________________
                           Title: _____________________________



                           AMERICREDIT PREMIUM FINANCE, INC.,
                           a Delaware corporation



                           By: ________________________________
                           Name: ______________________________
                           Title: _____________________________



                           ACF INVESTMENT CORP., a Delaware
                           corporation



                           By: ________________________________
                           Name: ______________________________
                           Title: _____________________________

                              EXHIBIT "C"

            REQUEST FOR BORROWING FLOATING PRIME BORROWING

         Date:
                ---------------------------------------------

  First Interstate Bank of Texas, N.A.
  309 W. Seventh Street, Suite 1100
  Fort Worth, Texas 76102

   Re:   Request For Floating Prime Borrowing

    This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) of that certain Revolving Credit Agreement ("Agreement") dated as of September 21, 1994 by and among AmeriCredit Corp., a Texas corporation ("Company"), AmeriCredit Financial Services, Inc., a Delaware corporation, the Guarantors, and First Interstate Bank of Texas, N.A., as Agent, and "Banks." Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

    On this date the undersigned does hereby request that Banks make an Advance for a Floating Prime Borrowing (i) in the aggregate principal amount of $_________________ (such amount shall be in an integral multiple of $100,000.00 unless such a Borrowing would exhaust the Total Commitment in which case, such amount may be in an amount of the unused portion of the Total Commitment) (ii) on ____________________, 199___.

    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):


                           AMERICREDIT CORP.



                           By:__________________________________
                           Name: _______________________________
                           Title: ______________________________

                              EXHIBIT "D"

             REQUEST FOR BORROWING - EURODOLLAR BORROWING

         Date:
               ------------------------------------------

  First Interstate Bank of Texas, N.A.
  309 W. Seventh Street, Suite 1100
  Fort Worth, Texas 76102

   Re:  Request For Eurodollar Borrowing

    This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) of that certain Revolving Credit Loan Agreement ("Agreement") dated as of September 21, 1994, by and among AmeriCredit Corp., a Texas corporation ("Company"), AmeriCredit Financial Services, Inc., a Delaware corporation, the Guarantors, First Interstate Bank of Texas, N.A., as Agent, and the "Banks." Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires. (Check applicable box below.)

  / / [For New Advances] On this date the undersigned does hereby request that Banks make Advances for a Eurodollar Borrowing (i) in the aggregate principal amount of $_________________ (such amount shall be in an integral multiple of $1,000,000.00), (ii) for the following Interest Period
  (one (1), two (2) or three (3) months), (iii) on ____________ , 199
  (which date shall be at least three (3) Eurodollar Business Days after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid Eurodollar Borrowings does not exceed five (5).

  / / [For Rollover Notices] On this date the undersigned does hereby request a Eurodollar Borrowing (i) in the aggregate principal amount of $__________________(such amount shall be in an integral multiple of $1,000,000.00), (ii) for the following Interest Period ____________(one
  (1), two (2) or three (3) months), (iii) on _________________, 199 ____
  (which date shall be at least three (3) Eurodollar Business Days after the date on which this Request for Borrowing shall be submitted to Agent). After taking into account the Borrowing requested hereby, the total number of unpaid Eurodollar Borrowings does not exceed five (5). This Request for Borrowing shall serve as a Rollover Notice under
  Section 2.02(c) of the Agreement, with respect to the Eurodollar Borrowing made on ___________________, 199 ___ ("Prior Borrowing"). This Rollover Notice is being submitted at least three (3) Eurodollar Business Days (if the Prior Borrowing was a Eurodollar Borrowing) prior to the termination of the Interest Period for the Prior Advance.

    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking, or proposes to take with respect thereto):

                           AMERICREDIT CORP.


                           By  _________________________________
                           Name: _______________________________
                           Title:_______________________________

                              EXHIBIT "E"

                            CONFIRMATION OF
           REQUEST FOR BORROWING - FLOATING PRIME BORROWING

          Date:
                ---------------------------------------

  First Interstate Bank of Texas, N.A.
  309 W. Seventh Street, Suite 1100
  Fort Worth, Texas 76102

   Re:  Request For Floating Prime Borrowing

    This Confirmation of Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) of that certain Revolving Credit Agreement ("Agreement") dated as of September 21, 1994 by and among AmeriCredit Corp., a Texas corporation ("Company"), AmeriCredit Financial Services, Inc., a Delaware corporation, the Guarantors, First Interstate Bank of Texas, N.A., as Agent, and the "Banks" as defined therein. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

    On ___________________ the undersigned requested that Banks make Floating Prime Advances in the aggregate principal amount of $____________ on ______________________, 199___.

    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):


                           AMERICREDIT CORP.

                           By:__________________________________
                           Name:________________________________
                           Title: ______________________________

                              EXHIBIT "F"

                            CONFIRMATION OF
             REQUEST FOR BORROWING - EURODOLLAR BORROWING

             Date:
                   -----------------------------------------

  First Interstate Bank of Texas, N.A.
  309 W. Seventh Street, Suite 1100
  Fort Worth, Texas 76102

   Re:  Request For Eurodollar Borrowing

    This Confirmation of Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.02(a) of that certain Revolving Credit Agreement ("Agreement") dated as of September 21, 1994, by and among AmeriCredit Corp., a Texas corporation ("Company"), AmeriCredit Financial Services, Inc., a Delaware corporation, the Guarantors, First Interstate Bank of Texas, N.A., as agent, and the "Banks" as defined therein. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

    On ___________________ the undersigned requested that Banks make Eurodollar Advances (i) in the aggregate principal amount of $___________,
  (ii) for the following Interest Period _____________ (one (1), two (2) or three (3) months), (iii) on ______________, 199___. After taking into account such Borrowing, the total number of unpaid Eurodollar Borrowing does not exceed five (5).

    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking, or proposes to take with respect thereto):


                           AMERICREDIT CORP.

                           By: _________________________________
                           Name: _______________________________
                           Title: ______________________________

                              EXHIBIT "G"

                    TO REVOLVING CREDIT  AGREEMENT
                 BETWEEN AMERICREDIT CORP., ET AL, AND
             FIRST INTERSTATE BANK OF TEXAS, N.A., ET AL.


                              LITIGATION

                              EXHIBIT "H"

                     TO REVOLVING CREDIT AGREEMENT
                 BETWEEN AMERICREDIT CORP., ET AL, AND
             FIRST INTERSTATE BANK OF TEXAS, N.A., ET AL.


                          COMPLIANCE WITH LAW


                                 None

                               EXHIBIT "I"

                      TO REVOLVING CREDIT AGREEMENT
                  BETWEEN AMERICREDIT CORP., ET AL, AND
              FIRST INTERSTATE BANK OF TEXAS, N.A., ET AL.


                          ENVIRONMENTAL MATTERS

                               EXHIBIT "J"

                        ASSIGNMENT AND ACCEPTANCE

                                          Dated:  ______________, 19_____

    Reference is made to the Revolving Credit Agreement dated as of September 21, 1994 (as amended from time to time, the "Loan Agreement") among AMERICREDIT CORP., a Texas corporation, AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, (collectively the "Borrowers"), the Guarantors named therein, the Banks named therein, and FIRST INTERSTATE BANK OF TEXAS, N.A., as Agent. Capitalized terms not otherwise defined herein shall have the meanings specified in the Loan Agreement.

  __________________________________, acting as one of the Banks referred to in the Loan Agreement (the "Assignor"), and __________________________________(the "Assignee") agree as follows:

    1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to a portion of the Assignor's rights and obligations as of the date hereof under the Loan Agreement and the other Loan Documents sufficient to give the Assignee the percentage interest specified in Section 1 of
  Schedule 1 hereto of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents. Such sale and assignment shall [include] [exclude] a proportionate share of the loan origination fee previously paid to Assignor pursuant to Section 2.01(d) of the Loan Agreement, [the amounts of such proportionate shares being specified in
  Section 2 of Schedule 1 hereto]. After giving effect to such sale and assignment, the respective Commitments of and amounts of the Loans owing to the Assignor and the Assignee will be as set forth in Section 3 of Schedule 1 hereto.

    2. The Assignor (i) represents and warrants that it (a) is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (b) to its knowledge (1) there exists no Event of Default, or event which with the giving of notice or the passage of time or both, would constitute and Event of Default and (2) it has not waived any material provision of any Loan Document; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by another Person in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person or the performance or observance by the Borrowers or any other Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) will deliver the Note issued to it pursuant to the Credit Agreement to the Agent concurrently with the presentation hereof to the Agent for acceptance and requests that, upon receipt of such Note, the Agent shall exchange such Note for a new Note [new Notes] payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto [and the Assignor in an amount equal to the Commitment retained by the Assignor under the Loan Agreement, respectively], as specified in Section 4 of Schedule 1 hereto.

    3. The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 7.07 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
  (ii) agrees that it will, independently and without reliance upon the

  Assignor or any other of the Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Bank; and (vi) specifies as its domestic lending office (and address for notices) and Eurodollar lending office the offices set forth in Section 5 of Schedule 1 hereto; and (vii) represents that it is either (y) a corporation organized under the laws of the United States, a state thereof or the Distinct of Columbia or (z) presently entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to the Loan Agreement (A) under an applicable provision of a tax convention or treaty to which the United States is a party or (B) because it is acting through a branch, agency or office in the United States and any payment to be received by it under the Loan Agreement is effectively connected with a trade or business in the United States.

    4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for the approval of [the Borrowers the Agent and acceptance by the Agent, and the effective date of this Assignment and Acceptance (the "Effective Date") shall be the date on which such approval and acceptance has occurred.

    5. Upon the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

    6. From and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments and fundings under the Loan Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

    7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of law principles thereof) and applicable federal law. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Assignment and Acceptance shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized effective as of the date first above written.

  Attachments:             ASSIGNOR:
  Schedule 1




                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________



                           ASSIGNEE:

                           ____________________________________________



                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________


  Approved this ____ day of _____________________, 199__.


                           AMERICREDIT CORP.



                           By:__________________________________________
                           Name:________________________________________
                           Title:_______________________________________



                           AMERICREDIT FINANCIAL SERVICES, INC.



                           By:__________________________________________
                           Name:________________________________________
                           Title:_______________________________________



                           FIRST INTERSTATE BANK OF TEXAS,
                           N.A., as Agent


                           By:__________________________________________
                           Name:________________________________________
                           Title:_______________________________________

                                SCHEDULE
                                   to
                        Assignment and Acceptance
                      Dated _____________, 199____.


  Section 1.

    Percentage Interest acquired by
    Assignee relative to all Banks     _______________________________

  Section 2.

  1.Assignee's proportionate share of
    loan origination fee previously
    paid to Assignor pursuant to
    Section 2.01(d) of the Loan

  Agreement:


                                  $    ________________________________


  Section 3.

  1.Assignee's Acquired Interest.

    Assignee's Commitment:        $    _________________________________

    Aggregate outstanding principal
    amount of Loans owing to the

  Assignee:                       $    _________________________________

  2.Assignor's Retained Interest.

    Assignor's Commitment:        $    _________________________________

    Aggregate outstanding principal
    amount of Loans owing to the

  Assignor:                       $    _________________________________

  Section 4.

  1.A Note payable to the order of the Assignee in the principal amount of $______________________________.

  2.A Note payable to the order of the Assignor in the principal amount of $______________________________.


  Section 5.


  Domestic Lending Office         Eurodollar Lending Office
  _______________________________ ______________________________
  _______________________________ ______________________________
  _______________________________ ______________________________